As filed with the Securities and Exchange Commission on June 3, 2011

Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

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FORM S-3
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

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SOUTHWESTERN PUBLIC SERVICE COMPANY
(Exact name of Registrant as specified in its charter)

New Mexico	75-0575400
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

Tyler at Sixth Street
Amarillo, Texas 79101
(303) 571-7511
(Address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices)
David M. Sparby
Vice President and Chief Financial Officer
Southwestern Public Service Company
Tyler at Sixth Street
Amarillo, Texas 79101
(303) 571-7511
(Name and address, including zip code, of agent for service)

__________________

Copies to:

Michael C. Connelly Vice President and General Counsel Xcel Energy Inc. 414 Nicollet Mall Minneapolis, Minnesota 55401 (612) 330-5500	Sonia A. Shewchuk Faegre & Benson LLP 2200 Wells Fargo Center 90 South Seventh Street Minneapolis, Minnesota 55402 (612) 766-7810

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Approximate date of commencement of proposed sale to the public:
From time to time after this registration statement becomes effective.

If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☒

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

If this form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the Registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐	Non-accelerated filer ☒	Smaller reporting company ☐
(Do not check if a smaller reporting company)

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities To Be Registered	Amount To Be Registered(1)	Proposed Maximum Offering Price Per Unit(1)	Proposed Maximum Aggregate Offering Price(2)	Amount of Registration Fee(3)
First Mortgage Bonds Senior Unsecured Debt Securities	$200,000,000	(4)	$200,000,000	$23,220

(1)	There is being registered hereby such indeterminate principal amounts of first mortgage bonds and senior unsecured debt securities as may from time to time be issued at indeterminate prices.

(2)	Estimated solely for purposes of calculating the registration fee in accordance with Rule 457 under the Securities Act.

(3)	Calculated pursuant to Rule 457(o) under the Securities Act.

(4)
Omitted pursuant to General Instruction II.D of Form S-3.  The proposed maximum offering price per unit will be determined from time to time by the Registrant in connection with the issuance of securities registered hereunder.

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The Registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act or until the registration statement shall become effective on such date as the Commission, acting pursuant to Section 8(a), may determine.

PROSPECTUS

$200,000,000

SOUTHWESTERN PUBLIC SERVICE COMPANY
(a New Mexico corporation)

Tyler at Sixth Street
Amarillo, Texas 79101
(303) 571-7511

FIRST MORTGAGE BONDS

SENIOR UNSECURED DEBT SECURITIES

We may offer for sale, from time to time, up to $200,000,000 aggregate principal amount, together or separately, any combination of our first mortgage bonds and senior unsecured debt securities. We refer to the first mortgage bonds and the senior unsecured debt securities as the “securities” in this prospectus.

This prospectus describes some of the general terms that may apply to the securities and the general manner in which they may be offered.  The specific terms of any securities to be offered, and the specific manner in which they may be offered, will be described in a supplement to this prospectus.  This prospectus may not be used to sell securities unless accompanied by a prospectus supplement.

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Neither the Securities and Exchange Commission nor any state securities commission or other regulatory body has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is              , 2011.

ABOUT THIS PROSPECTUS

This document is called a “prospectus” and it provides you with a general description of the securities we may offer. Each time we sell securities under this prospectus, we will provide a prospectus supplement containing specific information about the terms of the securities being offered. That prospectus supplement may include a discussion of any risk factors or other special considerations that apply to those securities. The prospectus supplement may also add, update or change the information in this prospectus. If there is any inconsistency between the information in this prospectus and in the prospectus supplement, you should rely on the information in the prospectus supplement. You should read this prospectus and the applicable prospectus supplement together with the additional information described under the caption “Where You Can Find More Information.”  We may also prepare free writing prospectuses that describe particular securities.  Any free writing prospectus should also be read in connection with this prospectus and with the prospectus supplement referred to therein.  For purposes of this prospectus, any reference to an applicable prospectus supplement may also refer to a free writing prospectus, unless the context otherwise requires.

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission, or the “SEC,” using a shelf registration process. Under this shelf process, we may offer and sell any combination of the securities described in this prospectus in one or more offerings up to a total dollar amount of $200,000,000. As permitted by SEC rules, this prospectus does not contain all of the information included in the registration statement and the accompanying exhibits and schedules we filed with the SEC. You should read the registration statement and the related exhibits and schedules for more information about us and our securities. The registration statement and the related exhibits and schedules can be read at the SEC’s website or at the SEC’s offices.  The SEC’s website and street addresses are provided under the caption “Where You Can Find More Information.”

The distribution of this prospectus and the applicable prospectus supplement and the offering of the securities in certain jurisdictions may be restricted by law.  Persons into whose possession this prospectus and the applicable prospectus supplement come should inform themselves about and observe any such restrictions.  This prospectus and the applicable prospectus supplement do not constitute, and may not be used in connection with, an offer or solicitation by anyone in any jurisdiction in which such offer or solicitation is not authorized or in which the person making such offering or solicitation is not qualified to do so or to any person to whom it is unlawful to make such offer or solicitation.

You should rely only on the information provided in this prospectus and in the applicable prospectus supplement, including any information incorporated by reference. No one is authorized to provide you with information different from that which is contained, or deemed to be contained, in this prospectus and applicable prospectus supplement. We are not making an offer of these securities in any jurisdiction where the offer is not permitted. You should not assume that the information in this prospectus or the documents incorporated by reference is accurate as of any date other than the date on the front of those documents.

Unless otherwise specified or unless the context requires otherwise, all references in this prospectus to “Southwestern Public Service Company,” “SPS,” “our company,” “we,” “us,” or similar terms refers to Southwestern Public Service Company.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports and other information with the SEC. Our SEC filings are available to the public on the SEC’s website at http://www.sec.gov. You may also read and copy any document we file with the SEC at the SEC’s Public Reference Room located at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the Public Reference Room. You can also obtain copies of the documents at prescribed rates by writing to the Office of Investor Education and Advocacy of the SEC at 100 F Street, N.E., Washington, D.C. 20549.

The SEC allows us to “incorporate by reference” the information we file with it, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is an important part of this prospectus, and information that we file later with the SEC will automatically update and supersede this information. We incorporate by reference the documents listed below and any future filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, or the “Exchange Act,” (other than information deemed to have been “furnished” rather than “filed” in accordance with SEC rules) from the date of this prospectus (including all filings we make under the Exchange Act following the date of our initial registration statement but prior to the effectiveness of such registration statement) until we sell all of the securities offered by this prospectus:

•
our Annual Report on Form 10-K for the year ended December 31, 2010, filed with the SEC on February 28, 2011, including information specifically incorporated by reference into our Form 10-K from Xcel Energy Inc.’s definitive Proxy Statement for its 2011 Annual Meeting of Shareholders;

•	our Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2011, filed with the SEC on May 2, 2011; and

•	our Current Reports on Form 8-K, filed with the SEC on February 15, 2011, March 4, 2011 and March 23, 2011.

We will provide, without charge, to each person, including any beneficial owner of our securities to whom this prospectus is delivered, upon written or oral request, a copy of any or all documents referred to above that have been incorporated by reference into this prospectus, excluding exhibits to those documents unless they are specifically incorporated by reference into those documents. You may request these documents from:

Attn: Corporate Secretary
Southwestern Public Service Company
c/o Xcel Energy Inc.
414 Nicollet Mall
Minneapolis, Minnesota 55401
(612) 330-5500

OUR COMPANY

We were incorporated in 1921 under the laws of the State of New Mexico. We are an operating utility engaged primarily in the generation, purchase, transmission, distribution and sale of electricity in portions of Texas and New Mexico. The wholesale customers served by us comprised approximately 36% of our total sales in 2010. At December 31, 2010, we provided electric utility service to approximately 375,000 retail customers in Texas and New Mexico. Approximately 74% of our retail electric operating revenues were derived from operations in Texas during 2010.

We are a wholly owned subsidiary of Xcel Energy Inc., a Minnesota corporation (“Xcel Energy”). Xcel Energy was incorporated under the laws of the State of Minnesota in 1909. Xcel Energy’s other subsidiaries include Public Service Company of Colorado, a Colorado corporation, Northern States Power Company, a Minnesota corporation, and Northern States Power Company, a Wisconsin corporation. All of the members of our board of directors and many of our executive officers are also executive officers of Xcel Energy.

Our principal executive offices are located at Tyler at Sixth Street, Amarillo, Texas 79101 and our telephone number is (303) 571-7511.

USE OF PROCEEDS

Unless otherwise indicated in the applicable prospectus supplement, we intend to use the net proceeds from the sale of the securities offered by this prospectus for general corporate purposes, including meeting our working capital requirements, funding capital expenditures, repaying short-term debt and refunding long-term debt at maturity or otherwise.  Until the net proceeds from the sale of the offered securities have been used, we may invest them temporarily in interest-bearing obligations.

RATIO OF EARNINGS TO FIXED CHARGES

	Three Months Ended March 31,	Year Ended December 31,
	2011	2010	2009	2008	2007	2006
Ratio of earnings to fixed charges	1.7	2.3	1.9	1.7	2.0	2.3

For purposes of computing the ratio of earnings to fixed charges, (1) earnings consist of income before income taxes plus fixed charges, and (2) fixed charges consist of interest on long-term debt, other interest charges, the interest component on leases and amortization of debt discount, premium and expense.

DESCRIPTION OF THE FIRST MORTGAGE BONDS

The description below contains summaries of selected provisions of the mortgage indenture, including supplemental indentures, under which the first mortgage bonds, which we sometimes refer to as “first mortgage bonds,” “mortgage securities,” or “mortgage bonds,” will be issued. These summaries are not complete. The form of mortgage indenture and the form of supplemental indenture, including the form of first mortgage bond, applicable to the first mortgage bonds have been filed as exhibits to the registration statement of which this prospectus is a part. You should read them for provisions that may be important to you. In the summaries below, we have included references to section numbers of the mortgage indenture so that you can easily locate these provisions.  Certain terms used but not defined in the following summary have the meaning specified in the mortgage indenture.

This section describes the general terms and provisions of our first mortgage bonds. The prospectus supplement will describe the specific terms of the first mortgage bonds offered through that prospectus supplement and any general terms outlined in this section that will not apply to those first mortgage bonds.

General

We may issue the first mortgage bonds from time to time in one or more series under an indenture, as supplemented from time to time by supplemental indentures relating to the first mortgage bonds being offered by this prospectus, which we collectively refer to as the “mortgage indenture,” between us and the trustee named in the applicable prospectus supplement, which we refer to as the “mortgage trustee.” The mortgage indenture will govern the first mortgage bonds offered by this prospectus.

The amount of mortgage securities that we may issue under the mortgage indenture is unlimited.  The mortgage securities may be issued in series up to the aggregate principal amount that may be authorized by us from time to time.  Although the mortgage indenture does not limit the amount of mortgage securities that we may issue under it, we may only issue mortgage securities under the mortgage indenture on the basis of property additions, retired mortgage securities or cash (as discussed below). See “— Issuance of Additional Mortgage Securities” for more information about the limitations on the issuance of mortgage securities.

The holders of outstanding first mortgage bonds do not, and, unless the prospectus supplement that describes a particular series of first mortgage bonds provides otherwise with respect to that series, the holders of any first mortgage bonds offered by this prospectus will not, have the right to require us to repurchase the first mortgage bonds if we become involved in a highly leveraged or change of control transaction. The mortgage indenture does not have any provision that is designed specifically in response to highly leveraged or change of control transactions. However, holders of first mortgage bonds would have the security afforded as described below under the caption “— Security.”

When we offer to sell a particular series of first mortgage bonds, we will describe the specific terms of that series in a prospectus supplement relating to that series, including the following terms:

•	the title of that series;

•	any limit on the aggregate principal amount of that series;

•	the currency or composite currency and denomination of that series;

•
the price or prices (or method for determining price or prices) at which that series will be issued and, if an index formula or other method is used, the method for determining amounts of principal and interest;

•	the date of maturity of that series and the right, if any, to extend the maturity of that series, and the duration of any such extension;

•
the dates (or method of determining such dates) when principal and interest are payable, and the record dates for the payment of interest and the right, if any, to extend the interest payment periods and the duration of any such extension;

•	the rate or rates (which may be fixed or variable) at which that series will bear interest or the method of calculating the rate or rates;

•	the date or dates from which the interest will accrue;

•	the manner of paying principal or interest;

•	the place or places where principal and interest will be payable;

•	any redemption terms, including mandatory redemption through a sinking fund or otherwise, redemption at our option and redemption at the option of the holder;

•	whether the first mortgage bonds of that series are to be issuable as registered first mortgage bonds, bearer first mortgage bonds, or both;

•
whether the first mortgage bonds of that series are to be represented in whole or in part by a first mortgage bond in global form and, if so, the identity of the depository for any global first mortgage bond;

•
if the first mortgage bonds of that series provide that payments of principal or interest may be made in a currency other than that in which first mortgage bonds are denominated, the manner for determining those payments;

•	the denominations in which we will issue that series, if other than $1,000 and multiples of $1,000 in excess thereof;

•
the portion of principal payable upon acceleration of a first mortgage bond of that series where the amount of principal due upon acceleration is less than the stated principal amount, or a “discounted security”;

•	whether and upon what terms first mortgage bonds of that series may be defeased;

•	any events of default or restrictive covenants in addition to or in lieu of those set forth in the mortgage indenture; and

•
any other terms or provisions of that series of first mortgage bonds not inconsistent with the provisions of the mortgage indenture, including any terms that may be required or advisable under U.S. laws or regulations, or advisable in connection with the marketing of the first mortgage bonds.

Unless the applicable prospectus supplement provides otherwise, we may from time to time, without the consent of the holders of a series of first mortgage bonds, reopen that series and issue additional first mortgage bonds with the same terms (except for the price to public and the issue date) as such series of first mortgage bonds.

We expect the first mortgage bonds of any series to be issued in whole or in part in the form of one or more global securities that will be deposited with, or on behalf of, The Depository Trust Company, or “DTC,” as depository, or “Depository.”  See the information under “Book-Entry System” in this prospectus. We will describe any additional or different terms of the depository arrangements in the applicable prospectus supplement relating to a particular series of first mortgage bonds issued in the form of global securities.

First mortgage bonds of any series may be issued as registered first mortgage bonds or bearer first mortgage bonds, as specified in the terms of the series. Unless otherwise indicated in the prospectus supplement relating to a particular series of first mortgage bonds, registered first mortgage bonds will be issued in denominations of $1,000 and integral multiples of $1,000. One or more global first mortgage bonds will be issued in a denomination or aggregate denominations equal to the aggregate principal amount of outstanding first mortgage bonds of the series to be represented by such global first mortgage bonds.

Registration of transfer of registered first mortgage bonds may be requested upon surrender of the first mortgage bonds at any of our agencies maintained for the purpose and upon fulfillment of all other requirements of the security registrar.

First mortgage bonds may be issued under the mortgage indenture as discounted first mortgage bonds to be offered and sold at a substantial discount from the principal amount of those first mortgage bonds. Special U.S. federal income tax and other applicable considerations will be described in the prospectus supplement relating to the discounted first mortgage bonds.

If we ever issue bearer first mortgage bonds, the applicable prospectus supplement will describe all of the specific terms and provisions of first mortgage bonds in bearer form, and the extent to which those special terms and provisions are different from the terms and provisions which are described in this prospectus, which generally apply to first mortgage bonds in registered form, and will summarize provisions of the mortgage indenture that relate specifically to bearer first mortgage bonds.

Except as otherwise provided herein, when we use the term “holder” in this prospectus with respect to a registered first mortgage bond, we mean the person in whose name such first mortgage bond is registered.

Payment of First Mortgage Bonds; Transfers; Exchanges

Unless the prospectus supplement that describes a particular series of first mortgage bonds provides otherwise with respect to that series, we will pay interest, if any, on each first mortgage bond payable on each interest payment date to the person in whose name the first mortgage bond is registered as of the close of business on the regular record date relating to that interest payment date. We will pay interest payable at maturity (whether at stated maturity, upon redemption or otherwise) to the person to whom principal is paid at maturity. If we fail to pay interest on any first mortgage bond when due, we will pay the defaulted interest to the holder of the first mortgage bond as of the close of business on a date selected by the mortgage trustee which is not more than 30 days and not less than 10 days prior to the date we propose for payment or in any other lawful manner not inconsistent with the requirements of any securities exchange on which the first mortgage bond may be listed, if the mortgage trustee deems the manner of payment practicable. (See Section 307 of the mortgage indenture)

Unless the prospectus supplement that describes a particular series of first mortgage bonds provides otherwise with respect to that series, we will pay the principal of and premium, if any, and interest at maturity upon presentation of the first mortgage bonds at the corporate trust office of the mortgage trustee in New York, New York, as our paying agent. We may change the place of payment on the first mortgage bonds. We may appoint one or more additional paying agents (including us) and may remove any paying agent, all at our discretion. (See Section 602 of the mortgage indenture and Article One of the supplemental indenture(s) relating to the first mortgage bonds)

Unless the prospectus supplement that describes a particular series of first mortgage bonds provides otherwise with respect to that series, you may register the transfer of first mortgage bonds, and exchange your first mortgage bonds for other first mortgage bonds of the same series and tranche, of authorized denominations and of like tenor and aggregate principal amount, at the corporate trust office of the mortgage trustee in New York, New York, as security registrar. We may change the place for registration of transfer and exchange of first mortgage bonds, and we may designate one or more additional places for the registration of transfer and exchange of first mortgage bonds, all at our discretion. (See Sections 305 and 602 of the mortgage indenture)

Unless the prospectus supplement that describes a particular series of first mortgage bonds provides otherwise with respect to that series, no service charge will be made for any transfer or exchange of the first mortgage bonds, but we may require payment of a sum sufficient to cover any tax or other governmental charge imposed in connection with any registration of transfer or exchange of the first mortgage bonds. We are not required to execute or to provide for the registration of transfer or exchange of (1) any first mortgage bonds during a period of 15 days prior to giving any notice of redemption or (2) any first mortgage bonds selected for redemption in whole or in part, except the unredeemed portion of any first mortgage bonds being redeemed in part. (See Section 305 of the mortgage indenture)

Redemption

The prospectus supplement that describes a particular series of first mortgage bonds will set forth any terms for the optional or mandatory redemption of that particular series. Unless the prospectus supplement that describes a particular series of first mortgage bonds provides that such series of first mortgage bonds are redeemable at the option of a holder, the first mortgage bonds will be redeemable only at our option. To exercise our option to redeem any first mortgage bonds that are redeemable at our option, we will mail you a notice of redemption at least 30 days but not more than 60 days prior to the date fixed for redemption. If we elect to redeem fewer than all the first mortgage bonds of a series or any tranche of first mortgage bonds, the security registrar will select the particular first mortgage bonds to be redeemed by the method provided for any particular series, or if there is no such provision, by a method of random selection that the security registrar deems fair and appropriate. (See Sections 503 and 504 of the mortgage indenture)

Any notice of redemption at our option may state that the redemption will be conditional upon receipt by the paying agent or agents, on or prior to the date fixed for the redemption, of money sufficient to pay the principal, premium, if any, and interest, if any, on the first mortgage bonds and that if the money has not been so received, the notice will be of no force and effect and we will not be required to redeem the first mortgage bonds. (See Section 504 of the mortgage indenture)

While the original mortgage indenture contains provisions for the maintenance of the mortgaged property, it does not contain any provisions for a maintenance or sinking fund and, except as the prospectus supplement may provide, there will be no provisions for any maintenance or sinking funds for the first mortgage bonds.

Security

General.  All mortgage securities now or hereafter issued under the mortgage indenture will be secured, equally and ratably, by the lien of the mortgage indenture on substantially all of our properties (other than those excepted from the lien of the mortgage indenture as described below) used or intended to be used in or in connection with the business of generating, purchasing, transmitting, distributing and/or selling electric energy and located in the State of Texas or the State of New Mexico, which lien constitutes, subject to specified exceptions, a first mortgage lien on such properties.

Lien of the Mortgage Indenture.  The mortgage indenture constitutes a first mortgage lien on the property described in the mortgage indenture as subject to the lien of the mortgage indenture, except any property that has been disposed of or released from the lien of the mortgage indenture in accordance with the terms of the mortgage indenture, subject to no liens prior to the lien of the mortgage indenture other than the permitted liens.

Subject to recordation of appropriate supplements in the proper offices, the mortgage indenture effectively subjects to the lien of the mortgage indenture property used or intended to be used in the electric utility business (other than excepted property) that we acquire after the date of the execution and delivery of the mortgage indenture to the extent, and subject to the qualifications, described below.

The properties subject to the lien of the mortgage indenture, whether currently owned or subsequently acquired, are our properties used or intended to be used in or in connection with the electric utility business (whether or not this is the sole use of the properties). Properties relating exclusively to our gas and steam businesses are not subject to the lien of the mortgage indenture.

The lien of the mortgage indenture is subject to permitted liens, which include:

•	liens for taxes, assessments and other governmental charges

•	which are not delinquent or are being contested in good faith; or

•	which are delinquent and are not being contested in good faith if adequate security for the payment of such taxes, assessments or other governmental charges is given to the mortgage trustee;

•
specified workmen’s, materialmen’s and other similar liens, liens of employees for salaries or wages, and other liens arising in the ordinary course of business for charges which are not delinquent or are being contested in good faith;

•	specified judgment liens and attachments;

•
specified easements, encumbrances, leases, reservations or other rights of others (including governmental entities) in, on, over and/or across, and laws, regulations and restrictions affecting, and defects, irregularities, deficiencies, exceptions and limitations in title to, our property;

•	specified leasehold interests;

•	specified landlords’ and other similar liens;

•	liens to secure, or to serve in lieu of, surety, stay or appeal bonds;

•	specified rights and interests of others that relate to common ownership or joint use of property and liens on the interests of others in the property;

•	specified non-exclusive rights and interests that we retain with respect to property used or to be used in or in connection with both the electric utility business and any other businesses;

•	liens existing on the date the mortgage indenture is executed, and renewals, extensions or replacements thereof;

•	liens on after acquired property existing or placed on such property when acquired by us (including purchase money liens, and renewals, extensions or replacements thereof);

•	liens in connection with the issuance of pollution control revenue bonds; and

•	specified other liens and encumbrances.

(See Granting Clauses and Section 101 of the mortgage indenture)

There are excepted from the lien of the mortgage indenture, among other things:

•	cash, investment property and securities not paid or delivered to, deposited with or held by the mortgage trustee under the mortgage indenture;

•
all accounts, chattel paper, general intangibles, documents, letter-of-credit rights, letters of credit, contracts, leases and other agreements of any kind, contract rights, bills, notes and other instruments, revenues, earnings, accounts receivable, claims, governmental and other licenses, permits, allowances and franchises, intellectual property rights and other intangible property;

•	automobiles, other vehicles, movable equipment, railcars, vessels and aircraft;

•	goods, stock in trade, wares, merchandise and inventory held for sale or lease in the ordinary course of business;

•	materials, supplies and other personal property consumable in the operation of the mortgaged property;

•	fuel, including nuclear fuel, whether or not consumable in the operation of the mortgaged property;

•	furniture and furnishings;

•	computers, machinery and telecommunication and other equipment used exclusively for corporate administrative or clerical purposes;

•	personal property if a security interest in such personal property cannot be perfected under the Uniform Commercial Code;

•
coal, lignite, ore, gas, oil and other minerals and mineral materials and timber, and rights and interests in any such minerals, mineral materials or timber, whether or not the minerals, mineral materials or timber have been mined or extracted or otherwise separated from the land;

•	electric energy and capacity, gas (natural or artificial), steam, water and other products that we generated, produced, manufactured, purchased or otherwise acquired;

•	all property which is the subject of a lease agreement designating us as a lessee;

•	all proceeds of the foregoing;

•	all property not used by us in the electric utility business; and

•	any of our property that is located outside of the States of Texas or New Mexico.

(See “Excepted Property” in Granting Clauses of the mortgage indenture)

Without the consent of the holders, we and the mortgage trustee may enter into supplemental indentures in order to subject to the lien of the mortgage indenture additional property, whether or not used or to be used in or in connection with the electric utility business (including property which would otherwise be excepted from the lien). (See Section 1301 of the mortgage indenture) Any such additional property would then constitute property additions (so long as it would otherwise qualify as “property additions” as described below) and be available as a basis for the issuance of mortgage securities. See “— Issuance of Additional Mortgage Securities.”

As discussed above, the mortgage indenture subjects after-acquired property used or intended to be used in the electric utility business (other than excepted property) in the States of Texas or New Mexico to its lien. These provisions are limited in the case of consolidation or merger (whether or not we are the surviving corporation) or transfer of the mortgaged property as, or substantially as, an entirety. In the event of consolidation or merger or the transfer of the mortgaged property as or substantially as an entirety, the mortgage indenture will not be required to be a lien upon any of the properties then owned or subsequently acquired by the successor corporation except properties acquired from us in or as a result of the consolidation, merger or transfer and improvements, extensions and additions to such properties and renewals, replacements and substitutions of or for any part or parts of such properties. (See Article Twelve of the mortgage indenture and “— Consolidation, Merger, etc.” below) In addition, after-acquired property may be subject to liens existing or placed on the after-acquired property at the time of acquisition of the property, including, but not limited to, purchase money liens.

The mortgage trustee has a lien, prior to the lien on behalf of the holders of mortgage securities, upon the mortgaged property for the payment of its reasonable compensation and expenses and for indemnity against specified liabilities. (See Section 1007 of the mortgage indenture)

Issuance of Additional Mortgage Securities

General.  Except as described below, the aggregate principal amount of mortgage securities that we can issue under the mortgage indenture is unlimited. (See Section 301 of the mortgage indenture) We can issue mortgage securities of any series from time to time on the basis, and in an aggregate principal amount not exceeding the sum, of:

•
70% of the cost or fair value to us (whichever is less) of property additions that do not constitute funded property after specified deductions and additions, primarily including adjustments to offset property retirements. Property additions generally include any property that we own and is subject to the lien of the mortgage indenture except goodwill, going concern value rights or intangible property, or any property the cost of acquisition or construction of which is properly chargeable to one of our operating expense accounts. (See Section 104 of the mortgage indenture) Funded property is generally property additions that have been:

•	made the basis of the authentication and delivery of mortgage securities, the release of mortgaged property or cash withdrawals; or

•
used as the basis of a credit against, or otherwise in satisfaction of, any sinking, improvement, maintenance, replacement or similar fund, provided that mortgage securities of the series or tranche to which the fund relates remain outstanding;

•
the aggregate principal amount of retired mortgage securities (which consist of mortgage securities no longer outstanding under the mortgage indenture that have not been used for specified other purposes under the mortgage indenture and that have not been paid, redeemed or otherwise retired by the application of funded cash); and

•	an amount of cash deposited with the mortgage trustee.

(See Article Four of the mortgage indenture)

Net Earnings Test.  In general, we cannot issue any mortgage securities unless at that time our adjusted net earnings for 12 consecutive months within the preceding 18 months is at least twice the annual interest requirements on the sum of:

•	all mortgage securities at the time outstanding;

•	new mortgage securities then being applied for; and

•	all other indebtedness (with certain exceptions) secured by a lien prior to the lien of the mortgage indenture.

For purposes of calculating our interest requirements, any variable rate debt will be computed based on the rates in effect at the time we make the interest requirements calculation.

Adjusted net earnings are calculated before, among other things, provisions for income taxes; depreciation or amortization of property; interest and amortization of debt discount and expense; any non-recurring charge to income or retained earnings; and any refund of revenues that we previously collected or accrued subject to possible refund. In addition, profits or losses from the sale or other disposition of property (other than property held for the purpose of sale or lease in the ordinary course of business), or non-recurring items of revenue, income or expense, are not included for purposes of calculating adjusted net earnings. (See Sections 103 and 401 of the mortgage indenture)

We do not have to satisfy the net earnings requirement if the additional mortgage securities to be issued will not have a stated interest rate prior to maturity. In addition, we are not required to satisfy the net earnings requirement prior to the issuance of mortgage securities issued on the basis of retired mortgage securities as described above.

For mortgage securities of a series subject to a periodic offering (such as a medium-term note program), the mortgage trustee will be entitled to receive a certificate evidencing compliance with the net earnings requirements only once, at or prior to the time of the first authentication and delivery of the mortgage securities of the series. (See Article Four of the mortgage indenture)

Release of Property

Unless an event of default under the mortgage indenture has occurred and is continuing, we may obtain the release from the lien of the mortgage indenture of any funded property, except for cash held by the mortgage trustee, by delivering to the mortgage trustee cash equal to the cost of the property to be released (or, if less, the fair value to us of the property at the time it became funded property) less the aggregate of:

•	the aggregate principal amount of obligations delivered to the mortgage trustee that are secured by purchase money liens upon the property to be released;

•
the cost or fair value to us (whichever is less) of certified property additions not constituting funded property after specified deductions and additions, primarily including adjustments to offset property retirements (except that the adjustments need not be made if the property additions were acquired or made within the 90-day period preceding the release);

•
an amount equal to 10/7ths of the principal amount of mortgage securities we would be entitled to issue on the basis of retired securities (with our right to issue a corresponding principal amount of mortgage securities being waived);

•	an amount equal to 10/7ths of the principal amount of outstanding mortgage securities delivered to the mortgage trustee (with the mortgage securities to be cancelled by the mortgage trustee);

•
an amount of cash and/or the aggregate principal amount of obligations secured by purchase money liens upon the property to be released, which in either case is evidenced to the mortgage trustee by a certificate of the trustee or other holder of a lien prior to the lien of the mortgage indenture to have been received by the trustee or other holder in consideration for the release of the property or any part of the property from the lien, subject in either case to specified limitations on the aggregate credit which may be used; and

•	any taxes and expenses incidental to any sale, exchange, dedication or other disposition of the property to be released.

Property that is not funded property may generally be released from the lien of the mortgage indenture without depositing any cash or property with the mortgage trustee as long as:

•
the aggregate amount of cost or fair value to us (whichever is less) of all property additions that do not constitute funded property (excluding the property to be released) after specified deductions and additions, primarily including adjustments to offset property retirements, is not less than zero; or

•
the cost or fair value (whichever is less) of property to be released does not exceed the aggregate amount of the cost or fair value to us (whichever is less) of property additions acquired or made within the 90-day period preceding the release.

The mortgage indenture provides simplified procedures for the release of minor properties and property taken by eminent domain. Also, under the mortgage indenture, we can dispose of obsolete property and grant or surrender specified rights without any release or consent by the mortgage trustee.

If we continue to own any property released from the lien of the mortgage indenture, the mortgage indenture will not become a lien on any improvement, extension, renewal, replacement or substitution of or for any part or parts of such property. (See Article Seven of the mortgage indenture)

Withdrawal of Cash

Unless an event of default under the mortgage indenture has occurred and is continuing and subject to specified limitations, cash held by the mortgage trustee may:

•	be withdrawn by us:

•
to the extent of the cost or fair value to us (whichever is less) of property additions not constituting funded property, after specified deductions and additions, primarily including adjustments to offset retirements (except that the adjustments need not be made if the property additions were acquired or made within the 90-day period preceding the release);

•
in an amount equal to 10/7ths of the aggregate principal amount of mortgage securities that we would be entitled to issue on the basis of retired securities (with the entitlement to the issuance being waived); or

•	in an amount equal to 10/7ths of the aggregate principal amount of any outstanding mortgage securities delivered to the mortgage trustee; or

•	upon our request, be applied to:

•	the purchase of mortgage securities (at prices not exceeding 10/7ths of the principal amount of the purchased mortgage securities); or

•
the payment at stated maturity of any mortgage securities (or provision for the satisfaction and discharge of any mortgage securities) or the redemption (or similar provision for redemption) of any mortgage securities that are redeemable (with any mortgage securities received by the mortgage trustee pursuant to these provisions being canceled by the mortgage trustee); (see Section 706 of the mortgage indenture)

provided, however, that we may withdraw cash deposited with the mortgage trustee as the basis for the authentication and delivery of mortgage securities, only in an amount equal to the aggregate principal amount of mortgage securities we would be entitled to issue on any basis (with the entitlement to the issuance being waived by operation of the withdrawal), or we may, at our request, apply this cash to the purchase, redemption or payment of mortgage securities at prices not exceeding, in the aggregate, the principal amount of the mortgage securities. (See Section 404 of the mortgage indenture)

Subordination to Certain Purchase Money Liens

The mortgage trustee will at our request subordinate the lien of the mortgage indenture to any lien on after acquired property, existing or placed on such property when acquired by us, including any purchase money lien, so long as such lien does not encumber funded property and certain other conditions are satisfied.  (See Section 710(a) of the mortgage indenture)

In addition, if any property is subject to such a lien and the instruments or agreements evidencing or governing such lien or the obligations secured thereby prohibit the grant of other liens in such property without the consent of the holder of such obligations, then such property shall be excepted property, not subject to the lien of the mortgage indenture until such consent has been obtained or such instrument or agreement has terminated.  (See Section 710(b) of the mortgage indenture)

Consolidation, Merger, Etc.

We may not consolidate with or merge into any other corporation or convey, otherwise transfer or lease the mortgaged property as or substantially as an entirety to any person unless:

•
the transaction is on terms that will fully preserve in all material respects the lien and security of the mortgage indenture and the rights and powers of the mortgage trustee and the holders of the mortgage securities;

•
the corporation formed by any consolidation or into which we are merged or the person that acquires by conveyance or other transfer, or that leases, the mortgaged property as, or substantially as, an entirety is a corporation organized and existing under the laws of the United States of America or any state or territory of the United States of America or the District of Columbia, and that corporation assumes our obligations under the mortgage indenture; and

•	in the case of a lease, the lease is made expressly subject to termination by us or by the mortgage trustee at any time during the continuance of an event of default.

(See Section 1201 of the mortgage indenture)

Modification of Mortgage Indenture

Without the consent of any holders of mortgage securities, we and the mortgage trustee may enter into one or more supplemental indentures for any of the following purposes:

•	to evidence our successor and our successor’s assumption of our covenants in the mortgage indenture and in the mortgage securities;

•
to add one or more of our covenants or other provisions for the benefit of all holders of mortgage securities or for the benefit of the holders of the mortgage securities of one or more specified series, or to surrender any right or power conferred upon us by the mortgage indenture;

•
to correct or amplify the description of any property at any time subject to the lien of the mortgage indenture; to better assure, convey and confirm to the mortgage trustee any property subject or required to be subjected to the lien of the mortgage indenture; or to subject to the lien of the mortgage indenture additional property (including property of others), to specify any additional permitted liens with respect to the additional property and to modify the provisions in the mortgage indenture for dispositions of specified types of property without release in order to specify any additional items with respect to the additional property;

•
to change or eliminate any provision of the mortgage indenture or to add any new provision to the mortgage indenture, provided that if the change, elimination or addition adversely affects the interests of the holders of the mortgage securities of any series or tranche in any material respect, the change, elimination or addition will become effective with respect to the series or tranche only when no mortgage security of that series or tranche remains outstanding under the mortgage indenture;

•	to establish the form or terms of the mortgage securities of any series or tranche as permitted by the mortgage indenture;

•
to provide for the authentication and delivery of bearer securities and coupons representing interest, if any, on the bearer securities and for the procedures for the registration, exchange and replacement of bearer securities and for the giving of notice to, and the solicitation of the vote or consent of, the holders, and for any and all other incidental matters;

•	to evidence and provide for the acceptance of appointment by a successor trustee or by a co-trustee or separate trustee;

•	to establish procedures necessary to permit us to use a non-certificated system of registration for all, or any series or tranche of, the mortgage securities;

•	to change any place or places for payment, registration of transfer or exchange or where notices may be given;

•
to amend and restate the mortgage indenture, as originally executed and delivered and as subsequently amended, in its entirety, but with such additions, deletions and other changes as shall not adversely affect the interests of the holders of the mortgage securities in any material respect;

•
to cure any ambiguity, to correct or supplement any provision in the mortgage indenture that may be defective or inconsistent with any other provision in the mortgage indenture or to make any other additions to, deletions from and other changes to the provisions of the mortgage indenture, so long as the additions, deletions and/or changes do not adversely affect the interests of the holders of mortgage securities of any series or tranche in any material respect;

•
to modify, eliminate or add to the provisions of the mortgage indenture to the extent as shall be necessary to effect qualification of the mortgage indenture under the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”);

•
to supplement any provisions of the mortgage indenture to permit or facilitate the discharge of any series of the mortgage securities, so long such action does not adversely affect the interests of the holders of the mortgage securities of such series or any other series in any material respect; or

•	to comply with the rules or regulations of any securities exchange or quotation system on which the mortgage securities may be listed.

(See Section 1301 of the mortgage indenture)

In addition, if the Trust Indenture Act is amended after the date of the original mortgage indenture in such a way as to require changes to the mortgage indenture or the incorporation into the mortgage indenture of additional provisions or so as to permit changes which are not adverse to us to, or the elimination of, provisions imposing restrictions on us or imposing obligations on us that, at the date of the original mortgage indenture or at any subsequent time, were required by the Trust Indenture Act to be contained in the mortgage indenture, the mortgage indenture will be deemed to have been amended so as to conform to the amendment or to effect the changes or elimination, and we and the mortgage trustee may, without the consent of any holders, enter into one or more supplemental indentures to evidence or effect the amendment. (See Section 1301 of the mortgage indenture)

Except as provided above, the consent of the holders of not less than a majority in aggregate principal amount of the mortgage securities of all series then outstanding, considered as one class, is required for the purpose of adding any provisions to, or changing in any manner, or eliminating any of the provisions of, the mortgage indenture pursuant to one or more supplemental indentures. However, if less than all of the series of the mortgage securities outstanding are directly affected by a proposed supplemental indenture, then the consent only of the holders of a majority in aggregate principal amount of the outstanding mortgage securities of all of these series that are directly affected, considered as one class, will be required. If the mortgage securities of any series have been issued in more than one tranche and if the proposed supplemental indenture directly affects the rights of the holders of one or more, but less than all, of the tranches, then the consent only of the holders of a majority in aggregate principal amount of the outstanding mortgage securities of all of these tranches that are directly affected, considered as one class, will be required. Notwithstanding the above, no such amendment or modification may:

•
change the stated maturity of the principal of, or any installment of principal of or interest on, any mortgage security, or reduce the principal amount of any mortgage security or the rate of interest on any mortgage security (or the amount of any installment of interest on any mortgage security), or change the method of calculating the rate, or reduce any premium payable upon the redemption of any mortgage security, or reduce the amount of the principal of any discount security that would be due and payable upon a declaration of acceleration of maturity, or change the coin or currency (or other property) in which any mortgage security or any premium or the interest on any mortgage security is payable, or impair the right to institute suit for the enforcement of any payment on or after the stated maturity of any mortgage security (or, in the case of redemption, on or after the date fixed for redemption) without, in any such case, the consent of the holder of such mortgage security;

•
permit the creation of any lien not otherwise permitted by the mortgage indenture ranking prior to the lien of the mortgage indenture with respect to all or substantially all of the mortgaged property or terminate the lien of the mortgage indenture on all or substantially all of the mortgaged property, or deprive the holders of the benefit of the lien of the mortgage indenture, without, in any such case, the consent of the holders of all mortgage securities then outstanding;

•
reduce the percentage of the principal amount of the outstanding mortgage securities of any series, or any tranche, needed to consent to any supplemental indenture, any waiver of compliance with any provision of the mortgage indenture or of any default under the mortgage indenture and its consequences, or reduce the requirements for quorum or voting, without, in any such case, the consent of the holder of each outstanding mortgage security of the series or tranche; or

•
modify specified provisions of the mortgage indenture relating to supplemental indentures, waivers of specified covenants and waivers of past defaults with respect to the mortgage securities of any series, or any tranche of the mortgage securities, without the consent of the holder of each outstanding mortgage security of the series or tranche.

A supplemental indenture that changes or eliminates any covenant or other provision of the mortgage indenture that has expressly been included solely for the benefit of the holders of, or that is to remain in effect only so long as there will be outstanding, mortgage securities of one or more specified series, or one or more tranches of the outstanding mortgage securities, or modifies the rights of the holders of mortgage securities of the series or tranches with respect to such covenant or other provision, will be deemed not to affect the rights under the mortgage indenture of the holders of the mortgage securities of any other series or tranche. (See Section 1302 of the mortgage indenture)

Waiver

The holders of at least a majority in aggregate principal amount of all mortgage securities of all affected series or tranches, considered as one class, may waive our obligations to comply with specified covenants, including the covenants to maintain our corporate existence and properties, pay taxes and discharge liens, maintain insurance and make the recordings and filings as are necessary to protect the security of the holders and the rights of the mortgage trustee and the covenant described above with respect to merger, consolidation or the transfer or lease of the mortgaged property as, or substantially as, an entirety, provided that the waiver occurs before the time that compliance is required. (See Section 609 of the mortgage indenture)

Events of Default

Each of the following events will be an event of default under the mortgage indenture:

•	our failure to pay interest on any mortgage security within 60 days after the same becomes due;

•	our failure to pay principal of or premium, if any, on any mortgage security within 3 business days after maturity;

•
our failure to perform, or our breach of, any covenant or warranty contained in the mortgage indenture (other than a covenant or warranty a default in the performance of which or breach of which is dealt with elsewhere under this caption) for a period of 90 days after we have received a written notice from the mortgage trustee or the holders of at least 33% in principal amount of outstanding mortgage securities, unless the mortgage trustee, or the mortgage trustee and the holders of a principal amount of mortgage securities not less than the principal amount of mortgage securities the holders of that gave the notice, as the case may be, agree in writing to an extension of the period prior to its expiration. The mortgage trustee, or the mortgage trustee and the holders, as the case may be, will be deemed to have agreed to an extension of the period if we have initiated corrective action within the period and we are diligently pursuing such corrective action; and

•	specified events relating to reorganization, bankruptcy and insolvency or appointment of a receiver or trustee for our property.

(See Section 901 of the mortgage indenture)

Remedies

Acceleration of Maturity.  If an event of default under the mortgage indenture occurs and is continuing, then the mortgage trustee or the holders of not less than 33% in principal amount of mortgage securities then outstanding may declare the principal amount (or if the mortgage securities are discount securities, the portion of the principal amount of the discount securities as may be provided for pursuant to the terms of the mortgage indenture) of all of the mortgage securities then outstanding, together with premium, if any, and accrued interest, if any, on the mortgage securities to be immediately due and payable. At any time after the declaration of acceleration of the mortgage securities then outstanding, but before the sale of any of the mortgaged property and before a judgment or decree for payment of money has been obtained by the mortgage trustee, the event or events of default giving rise to the declaration of acceleration will, without further act, be deemed to have been waived, and the declaration and its consequences will, without further act, be deemed to have been rescinded and annulled, if:

•	we have paid or deposited with the mortgage trustee a sum sufficient to pay:

•	all overdue interest, if any, on all mortgage securities then outstanding;

•
the principal of and premium, if any, on any mortgage securities then outstanding that have become due otherwise than by the declaration of acceleration and interest on such amounts at the rate or rates prescribed in the mortgage securities;

•
to the extent that payment of such interest is provided for in the terms of the mortgage securities and is lawful, interest upon overdue interest at the rate prescribed therefore in such mortgage securities; and

•	all amounts due to the mortgage trustee; and

•
any other event or events of default under the mortgage indenture, other than the non-payment of the principal of the mortgage securities that has become due solely by the declaration of acceleration, has been cured or waived in accordance with the provisions of the mortgage indenture.

(See Sections 902 and 917 of the mortgage indenture)

Possession of Mortgaged Property.  Under certain circumstances and to the extent permitted by law, if an event of default occurs and is continuing, the mortgage trustee may take possession of, and hold, operate and manage, the mortgaged property or, with or without entry, sell the mortgaged property. If the mortgaged property is sold, whether by the mortgage trustee or pursuant to judicial proceedings, the principal of the outstanding mortgage securities, if not previously due, will become immediately due, together with premium, if any, and any accrued interest. (See Sections 903, 904 and 905 of the mortgage indenture)

Right to Direct Proceedings.  If an event of default under the mortgage indenture occurs and is continuing, the holders of a majority in principal amount of the mortgage securities then outstanding will have the right to direct the time, method and place of conducting any proceedings for any remedy available to the mortgage trustee or exercising any trust or power conferred on the mortgage trustee, provided that (1) the direction does not conflict with any rule of law or with the mortgage indenture, and could not involve the mortgage trustee in personal liability in circumstances where indemnity would not, in the mortgage trustee’s sole discretion, be adequate and (2) the mortgage trustee may take any other action deemed proper by the mortgage trustee that is not inconsistent with the direction. (See Section 916 of the mortgage indenture)

Limitation on Right to Institute Proceedings.  No holder of any mortgage security may institute any proceeding, judicial or otherwise, with respect to the mortgage indenture or for the appointment of a receiver or for any other remedy under the mortgage indenture unless:

•	the holder has previously given to the mortgage trustee written notice of a continuing event of default;

•
the holders of not less than a majority in aggregate principal amount of the mortgage securities then outstanding have made written request to the mortgage trustee to institute proceedings in respect of the event of default and have offered the mortgage trustee reasonable indemnity against costs and liabilities to be incurred in complying with the request; and

•
for 60 days after receipt of the notice, the mortgage trustee has failed to institute any such proceeding and no direction inconsistent with the request has been given to the mortgage trustee during the 60-day period by the holders of a majority in aggregate principal amount of the mortgage securities then outstanding.

Furthermore, no holder may institute any such action if and to the extent that the action would disturb or prejudice the rights of other holders. (See Section 911 of the mortgage indenture)

No Impairment of Right to Receive Payment.  Notwithstanding that the right of a holder to institute a proceeding with respect to the mortgage indenture is subject to specified conditions precedent, each holder of a mortgage security has the right, which is absolute and unconditional, to receive payment of the principal of and premium, if any, and interest, if any, on the mortgage security when due and to institute suit for the enforcement of any such payment, and the rights may not be impaired without the consent of the holder. (See Section 912 of the mortgage indenture)

Notice of Default.  The mortgage trustee must give the holders notice of any default under the mortgage indenture to the extent required by the Trust Indenture Act, unless the default has been cured or waived, except that the mortgage trustee does not have to give notice of a default of the character described in the third bullet under the caption “— Events of Default” until at least 75 days after the occurrence of such an event. For purposes of the preceding sentence, the term “default” means any event that is, or after notice or lapse of time, or both, would become, an event of default. (See Section 1002 of the mortgage indenture) The Trust Indenture Act currently permits the mortgage trustee to withhold notices of default (except for specified payment defaults) if the mortgage trustee in good faith determines the withholding of the notice to be in the interests of the holders.

Indemnification of Trustee.  Before taking specified actions to enforce the lien of the mortgage indenture and institute proceedings on the mortgage securities, the mortgage trustee may require adequate indemnity from the holders of the mortgage securities against costs, expenses and liabilities to be incurred in connection with the enforcement of the lien. (See Sections 911 and 1001 of the mortgage indenture)

Remedies Limited by State Law.  The laws of the state or states in which the mortgaged property is located may limit or deny the ability of the mortgage trustee or security holders to enforce certain rights and remedies provided in the mortgage indenture in accordance with its terms. (See Section 914 of the mortgage indenture)

Defeasance

Any mortgage security or securities, or any portion of the principal amount of the mortgage security or securities, will be deemed to have been paid for purposes of the mortgage indenture, and, at our election, our entire indebtedness in respect thereof will be deemed to have been satisfied and discharged, if we have irrevocably deposited with the mortgage trustee or any paying agent (other than us), in trust:

•	money (including funded cash not otherwise applied pursuant to the mortgage indenture);

•
in the case of a deposit made prior to the maturity of the applicable mortgage securities, eligible obligations (generally direct or indirect obligations of the U.S. government), which do not contain provisions permitting the redemption or other prepayment at the option of the issuer, the principal of and the interest on which when due, without any regard to reinvestment of the eligible obligations, will provide moneys that, together with the money, if any, deposited with or held by the mortgage trustee or the paying agent; or

•	a combination of the first two bullets,

which will be sufficient to pay when due the principal of and premium, if any, and interest, if any, due and to become due on the mortgage security or securities or portions of the mortgage security or securities. (See Section 801 of the mortgage indenture)

Under current U.S. federal income tax law, a defeasance described in the preceding paragraph would be treated as a taxable exchange of the mortgage securities defeased for a series of non-recourse debt instruments secured by the assets in the defeasance trust. As a consequence, a holder might recognize gain or loss equal to the difference between the holder’s cost or other tax basis for the mortgage securities and the value of the new debt instruments deemed to have been received in exchange. Holders should consult their own tax advisors as to the specific consequences to them of defeasance under the mortgage indenture.

Resignation or Removal of the Mortgage Trustee

The mortgage trustee may resign at any time by giving written notice of resignation to us. The mortgage trustee may be removed at any time by act of the holders of a majority in principal amount of mortgage securities then outstanding delivered to the mortgage trustee and us. No resignation or removal of the mortgage trustee and no appointment of a successor mortgage trustee will become effective until a successor mortgage trustee has accepted its appointment in accordance with the requirements of the mortgage indenture. So long as no event of default or event that, after notice or lapse of time, or both, would become an event of default has occurred and is continuing, if we have delivered to the mortgage trustee a resolution of our Board of Directors appointing a successor mortgage trustee and the successor has accepted the appointment in accordance with the terms of the mortgage indenture, the mortgage trustee will be deemed to have resigned and the successor will be deemed to have been appointed as mortgage trustee in accordance with the mortgage indenture. (See Section 1010)

Evidence to be Furnished to the Mortgage Trustee

When we are required to document our compliance with mortgage indenture provisions, we will provide the mortgage trustee with written statements of our officers or other persons that we select or pay. In some cases, we will be required to furnish opinions of counsel and certification of an engineer, accountant, appraiser or other expert (who in some cases must be independent). In addition, the mortgage indenture requires that we give the mortgage trustee, at least annually, a brief statement as to our compliance with the conditions and covenants under the mortgage indenture.

Governing Law

The mortgage indenture and the first mortgage bonds will be governed by, and will be construed in accordance with, the laws of the State of New York, except to the extent that the Trust Indenture Act shall be applicable and except to the extent that  the law of any jurisdiction where property subject to the mortgage indenture is located mandatorily governs the attachment, perfection, priority or enforcement of the lien of the mortgage indenture with respect to that property.

DESCRIPTION OF THE SENIOR UNSECURED DEBT SECURITIES

The description below contains summaries of selected provisions of the indenture, including supplemental indentures, under which the senior unsecured debt securities, which we sometimes refer to as “debt securities,” will be issued. These summaries are not complete. The indenture and the form of supplemental indenture, including the form of senior unsecured debt security, applicable to the debt securities have been filed as exhibits to the registration statement of which this prospectus is a part. You should read them for provisions that may be important to you. In the summaries below, we have included references to section numbers of the indenture so that you can easily locate these provisions.  Certain terms used but not defined in the following summary have the meaning specified in the indenture.

This section describes the general terms and provisions of our debt securities.  The prospectus supplement will describe the specific terms of the debt securities offered through that prospectus supplement and any general terms outlined in this section that will not apply to those debt securities.

General

We may issue the debt securities from time to time in one or more new series under the Indenture dated February 1, 1999, as supplemented from time to time by supplemental indentures relating to the debt securities being offered by this prospectus, which we collectively refer to as the “indenture,” between us and The Bank of New York Mellon Trust Company, N.A., as successor trustee, which we refer to as the “trustee.” The indenture will govern the debt securities offered by this prospectus.

The amount of debt securities that we may issue under the indenture is unlimited. The debt securities may be issued in series up to the aggregate principal amount that may be authorized by us from time to time.

The holders of outstanding debt securities do not, and, unless the prospectus supplement that describes a particular series of debt securities provides otherwise with respect to that series, the holders of any debt securities offered by this prospectus will not, have the right to require us to repurchase the debt securities if we become involved in a highly leveraged or change of control transaction. The indenture does not have any provision that is designed specifically in response to highly leveraged or change of control transactions.

The debt securities will be our senior unsecured obligations and will rank on a parity with our other existing and future unsecured and unsubordinated indebtedness. When we offer to sell a particular series of debt securities, we will describe the specific terms of that series in a prospectus supplement relating to that series, including the following terms:

•	the title of that series;

•	any limit on the aggregate principal amount of that series;

•	the currency or composite currency and denomination of that series;

•
the price or prices (or method for determining price or prices) at which that series will be issued and, if an index formula or other method is used, the method for determining amounts of principal or interest;

•	the date of maturity of that series;

•	the dates (or method of determining such dates) when principal and interest are payable, and the record dates for the payment of interest;

•	the rate or rates (which may be fixed or variable) at which that series will bear interest or the method of calculating the rate or rates;

•	the date or dates from which the interest will accrue;

•	the manner of paying principal or interest;

•	the place or places where principal and interest will be payable;

•	any redemption terms, including mandatory redemption through a sinking fund or otherwise, redemption at our option and redemption at the option of the holder;

•	whether the debt securities of that series are to be issuable as registered debt securities, bearer debt securities, or both;

•	whether the debt securities of that series are to be represented in whole or in part by a debt security in global form and, if so, the identity of the depository for any global debt security;

•	any tax indemnity provisions;

•
if the debt securities of that series provide that payments of principal or interest may be made in a currency other than that in which debt securities are denominated, the manner for determining those payments;

•	the denominations in which we will issue that series, if other than $1,000 and multiples of $1,000 in excess thereof;

•
the portion of principal payable upon acceleration of a debt security of that series where the amount of principal due upon acceleration is less than the stated principal amount, or a “discounted security”;

•	whether and upon what terms debt securities of that series may be defeased;

•	any events of default or restrictive covenants in addition to or in lieu of those set forth in the indenture; and

•
any other terms or provisions of that series of debt securities not inconsistent with the provisions of the indenture, including any terms that may be required or advisable under U.S. laws or regulations, or advisable in connection with the marketing of the debt securities.

Unless the applicable prospectus supplement provides otherwise, we may from time to time, without the consent of the holders of that series of debt securities, reopen such series and issue additional debt securities with the same terms (except for the price to public and the issue date) as such series of debt securities.

We expect the debt securities of any series to be issued in whole or in part in the form of one or more global securities that will be deposited with, or on behalf of, DTC as Depository. Global securities may be issued in registered, bearer or uncertificated form and in either temporary or permanent form. Until it is exchanged in whole or in part for debt securities in definitive form, a global security may not be transferred except as a whole by the Depository to a nominee or a successor depository. (Section 2.12 of the indenture) See the information under “Book-Entry System” in this prospectus. We will describe any additional or different terms of the depository arrangements in the applicable prospectus supplement relating to a particular series of debt securities issued in the form of global securities.

Debt securities of any series may be issued as registered debt securities, bearer debt securities or uncertificated debt securities, as specified in the terms of the series. Unless otherwise indicated in the prospectus supplement relating to a particular series of debt securities, registered debt securities will be issued in denominations of $1,000 and integral multiples of $1,000. One or more global debt securities will be issued in a denomination or aggregate denominations equal to the aggregate principal amount of outstanding debt securities of the series to be represented by such global debt security or debt securities.

Registration of transfer of registered debt securities may be requested upon surrender of the debt securities at any of our agencies maintained for the purpose and upon fulfillment of all other requirements of the agent.

Debt securities may be issued under the indenture as discounted debt securities to be offered and sold at a substantial discount from the principal amount of those debt securities. Special U.S. federal income tax and other applicable considerations will be described in the prospectus supplement relating to the discounted debt securities.

If we ever issue bearer debt securities, the applicable prospectus supplement will describe all of the specific terms and provisions of debt securities in bearer form, and the extent to which those special terms and provisions are different from the terms and provisions which are described in this prospectus, which generally apply to debt securities in registered form, and will summarize provisions of the indenture that relate specifically to bearer debt securities.

Except as otherwise provided herein, when we use the term “holder” in this prospectus with respect to a registered debt security, we mean the person in whose name such debt security is registered.

Certain Covenants

The debt securities will not be secured by any of our properties or assets and will represent senior unsecured debt. Unless otherwise indicated in the applicable prospectus supplement, the indenture will not limit the amount of secured or unsecured debt that we may issue.

Unless the applicable prospectus supplement provides otherwise, the indenture will not contain any financial or other similar restrictive covenants.

Successor Obligor

Unless otherwise indicated in the applicable prospectus supplement, we will not consolidate with or merge into, or transfer all or substantially all of our assets to, any person, unless:

•	the person is organized under the laws of the United States or a state of the United States;

•	the person assumes by supplemental indenture all our obligations under the indenture, the debt securities and any coupons;

•	all required approvals of any regulatory body having jurisdiction over the transaction have been obtained; and

•	immediately after the transaction no default (as described below) exists.

If these conditions are satisfied, then the successor will be substituted for us, and thereafter all our obligations under the indenture, the debt securities and any coupons will terminate. (See Section 5.01 of the indenture)

Exchange of Debt Securities

Registered debt securities may be exchanged for an equal aggregate principal amount of registered debt securities of the same series in the authorized denominations as may be requested upon surrender of the registered debt securities at an agency maintained by us for that purpose and upon fulfillment of all other requirements of the agent.

Payment and Paying Agents

Principal, interest and premium, if any, on debt securities issued in the form of global securities will be paid in the manner described below under the caption “Book-Entry System.” Unless we indicate otherwise in the applicable prospectus supplement, interest on debt securities that are in the form of certificated debt securities will be paid by check mailed to the holder at that person’s address as it appears in the register for the debt securities maintained by the trustee. Unless we indicate otherwise in the applicable prospectus supplement, the principal, interest at maturity and premium, if any, on debt securities in the form of certificated debt securities will be payable by check at the office of the trustee.

Defaults and Remedies

Unless otherwise provided in the applicable prospectus supplement, the following constitute “events of default” under the indenture with respect to a series of debt securities:

•	default in any payment of interest on any debt securities of that series when due and payable and the default continues for a period of 60 days;

•	default in the payment of the principal of any debt securities of that series when due and payable at maturity or upon redemption, acceleration or otherwise;

•	default in the payment or satisfaction of any sinking fund obligation with respect to any debt securities of that series and the default continues for a period of 60 days;

•	default in the performance of any of our other agreements applicable to that series and the default continues for 90 days after the notice specified below;

•	specified events of bankruptcy, insolvency or reorganization of our company; or

•	any other event of default provided for in the series.

(See Section 6.01 of the indenture)

A default in the performance of any of our other agreements applicable to that series is not an event of default until the trustee or the holders of at least 25% in principal amount of the debt securities of the series notify us of the default in the manner specified in the indenture and we do not cure the default within the time specified after receipt of the notice. If the holders notify us of a default, they must notify the trustee at the same time. (See Section 6.01 of the indenture)

Acceleration of Maturity.  If an event of default occurs and is continuing with respect to a series, either the trustee or the holders of at least 25% in principal amount of outstanding debt securities of that series may declare the principal of and accrued interest on all debt securities of that series to be due and payable immediately. The holders of a majority in principal amount of the outstanding debt securities of that series may rescind an acceleration and its consequences if the rescission would not conflict with any judgment or decree and if all existing events of default on that series have been cured or waived except the nonpayment of amounts due solely because of the acceleration. (See Section 6.02 of the indenture)

Indemnification of Trustee.  The trustee generally will be under no obligation to exercise any of its rights or powers under the indenture unless the trustee, upon a reasonable belief that exercising such rights or powers would expose it to any loss, liability or expense, receives indemnity satisfactory to it against such loss, liability or expense. (See Section 7.01 of the indenture)

Right to Direct Proceedings.  The holders of a majority in principal amount of a series of debt securities generally will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee, or of exercising any trust or power conferred on the trustee, relating to that series. However, the trustee may refuse to follow any direction that conflicts with law or the indenture or would expose the trustee to personal liability or be unduly prejudicial to holders not joining in such proceeding, and the trustee may take any other action deemed proper by the trustee which is not provided for in such notice. (See Section 6.05 of the indenture)

Limitation on Rights to Institute Proceedings.  No holder of the debt securities of a series will have any right to pursue a remedy under the indenture, unless:

•	the holder has previously given the trustee written notice of a continuing event of default on that series;

•
the holders of at least 25% in principal amount of the outstanding debt securities of that series have made written request, and the holder or holders have offered indemnity satisfactory to the trustee, to pursue the remedy;

•	the trustee has failed to comply with the request within 60 days after the request and offer; and

•	during such 60-day period, the holders of a majority in principal amount of the outstanding debt securities of that series do not give the trustee any inconsistent directions.

(See Section 6.06 of the indenture)

Notice of Default.  The trustee is required to give the holders notice of the occurrence of a default within 90 days of the default. Except in the case of a non-payment on the debt securities, the trustee may withhold the notice if its committee of officers determines in good faith that it is in the interest of holders to do so. (See Section 7.04 of the indenture) We are required to deliver to the trustee each year a certificate as to whether or not we are in compliance with the conditions and covenants under the indenture. (See Section 4.05 of the indenture)

Waiver.  The holders of not less than a majority in aggregate principal amount of a series of debt securities by notice to the trustee may waive any default on that series, except a default in the payment of the principal, premium, if any, or interest on that series or in respect of a provision which under the indenture cannot be modified or amended without the consent of the holder of each outstanding debt security of that series affected. (See Section 6.04 of the indenture)

The indenture does not have a cross-default provision. Therefore, unless otherwise indicated in the applicable prospectus supplement, a default by us on any other debt (including any other series of debt securities issued under the indenture) would not constitute an event of default.

Amendments and Waivers

Unless otherwise indicated in the applicable prospectus supplement, we and the trustee may modify and amend the indenture and the debt securities from time to time as described below. Depending upon the type of amendment, we may not need the consent or approval of any of the holders of the debt securities, or we may need either the consent or approval of the holders of a majority in principal amount of all outstanding debt securities affected by the proposed amendment or the consent or approval of each holder affected by the proposed amendment.

We will not need the consent of any holder for the following types of amendments:

•	to cure any ambiguity, omission, defect or inconsistency;

•	to provide for assumption of our obligations under the indenture and the debt securities in the event of a merger or consolidation requiring such assumption;

•	to provide that specific provisions of the indenture not apply to a series of debt securities not previously issued;

•	to create a series and establish its terms;

•	to provide for a separate trustee for one or more series; or

•	to make any change that does not materially adversely affect the rights of any holder of debt securities.

(See Article 10 of the indenture)

We will need the consent of the holders of each outstanding debt security affected, if the proposed amendment would do any of the following:

•	reduce the amount of debt securities whose holders must consent to an amendment or waiver;

•	reduce the interest rate or change the time for payment of interest;

•	change the fixed maturity;

•	reduce the principal of any non-discounted security or reduce the amount of principal of any discounted security that would be due on acceleration;

•	change the currency in which principal or interest is payable;

•	make any change that materially adversely affects the right to convert any security; or

•	with certain exceptions, modify the provisions of the indenture governing modifications of the indenture or governing waiver of past defaults.

(See Section 10.02 of the indenture)

Amendments other than those described in the above two paragraphs will require the approval of the holders of a majority in principal amount of the debt securities of all series affected voting as one class. A default on a series may be waived with the consent of the holders of a majority in principal amount of the debt securities of that series.

Legal Defeasance and Covenant Defeasance

Debt securities of a series may be defeased in accordance with their terms and, unless otherwise indicated in the applicable prospectus supplement, as described below. At any time, we may terminate as to a series of debt securities all of our obligations (except for specified obligations regarding the defeasance trust (as defined below) and obligations to register the transfer or exchange of a debt security, to replace destroyed, lost or stolen debt securities and coupons and to maintain paying and other agencies for the debt securities) with respect to the debt securities of that series and any related coupons and the indenture, which we refer to as “legal defeasance.”

At any time, we may terminate as to a series of debt securities our obligations under any restrictive covenants which may be applicable to that particular series, which we refer to as “covenant defeasance.” We may exercise our legal defeasance option notwithstanding our prior exercise of our covenant defeasance option. If we exercise our legal defeasance option, a series may not be accelerated because of an event of default. If we exercise our covenant defeasance option, a series may not be accelerated by reference to any restrictive covenant which may be applicable to a particular series so defeased under the terms of the series.

To exercise either defeasance option as to a series, we must deposit in trust, which we refer to as the “defeasance trust,” with the trustee money or direct obligations of the United States of America that have the full faith and credit of the United States of America pledged for payment and that are not callable at the issuer’s option, or certificates representing an ownership interest in those obligations for the payment of principal, premium, if any, and interest on the debt securities of the series to redemption or maturity and must comply with specified other conditions. In particular, we must obtain an opinion of tax counsel that the defeasance will not result in recognition of any gain or loss to holders for federal income tax purposes. (See Article 8 of the indenture)

Resignation or Removal of Trustee

The trustee may resign at any time by notifying us in writing and specifying the day upon which the resignation is to take effect. The resignation will not take effect, however, until a successor trustee has been appointed. (See Section 7.07 of the indenture)

The holders of a majority in principal amount of the outstanding debt securities may remove the trustee at any time. (See Section 7.07 of the indenture) We may remove the trustee if the trustee fails to comply with specific provisions of the Trust Indenture Act or fails to comply with the capital and surplus requirements as set forth in its most recent published report of condition. (See Sections 7.07 and 7.09 of the indenture)

We may also remove the trustee if one of the following occurs:

•	the trustee is adjudged a bankrupt or an insolvent;

•	a custodian or other public officer takes charge of the trustee or its property;

•	the trustee becomes incapable of acting;

•	or specified events of bankruptcy, insolvency or reorganization of our company occur.

(See Section 7.07 of the indenture)

Governing Law

The indenture and the debt securities will be governed by, and will be construed in accordance with, the laws of the State of New York.

Concerning the Trustee

The Bank of New York Mellon Trust Company, N.A. is the trustee. We and our affiliates maintain banking relationships with the trustee and its affiliates in the ordinary course of business. The trustee, or its affiliates, also act as trustee for some of our other debt securities as well as debt securities of some of our affiliates.

BOOK-ENTRY SYSTEM

Unless otherwise specified in the applicable prospectus supplement, each series of securities offered by this prospectus will be issued as fully-registered global securities representing all or part of that series of securities. This means that we will not issue certificates for that series of securities to the holders. Instead, a global security representing that series of securities will be deposited with, or on behalf of, DTC or its successor, as the depository.  The global securities will be registered at the request of DTC in the name of CEDE & Co., DTC’s nominee, or such other name as may be requested by an authorized representative of DTC.

DTC will keep an electronic record of its participants (for example, your broker) whose clients have purchased securities represented by a global security. Unless a global security is exchanged in whole or in part for a certificated security, a global security may not be transferred, except that DTC, its nominees and successors may transfer a global security as a whole to one another.

Beneficial interests in global securities will be shown on, and transfers of interests will be made only through, records maintained by DTC and its participants. The laws of some jurisdictions require that some purchasers take physical delivery of securities in definitive form. These laws may impair the ability to transfer beneficial interests in a global security.

We will make payments of principal, interest, if any, and premium, if any, to DTC or its nominee. We, the applicable trustee and any paying agent will treat DTC or its nominee as the owner of the global security for all purposes, including any notices and voting. Accordingly, neither we nor any trustee nor any paying agent will have any direct responsibility or liability to pay amounts due on a global security to owners of beneficial interests in a global security.

DTC is a limited-purpose trust company organized under the New York Banking Law, a “banking organization” within the meaning of the New York Banking Law, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code and a “clearing agency” registered pursuant to the provisions of Section 17A of the Exchange Act. DTC holds securities that its participants, or “direct participants,” deposit with DTC. DTC also facilitates the post-trade settlement among direct participants of sales and other securities transactions in deposited securities through electronic computerized book-entry transfers and pledges between direct participants’ accounts. This eliminates the need for physical movement of securities certificates. Direct participants include both U.S. and non-U.S. securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations. DTC is a wholly owned subsidiary of The Depository Trust & Clearing Corporation, or “DTCC.” DTCC is the holding company for DTC, National Securities Clearing Corporation and Fixed Income Clearing Corporation, all of which are registered clearing agencies.  DTCC is owned by the users of its regulated subsidiaries. Access to the DTC system is also available to others such as both U.S. and non-U.S. securities brokers and dealers, banks, trust companies and clearing corporations that clear through or maintain a custodial relationship with a direct participant either directly or indirectly, an “indirect participant.” Direct participants and indirect participants are referred to collectively as “participants.” The DTC Rules applicable to its participants are on file with the SEC.

Purchases of global securities under the DTC system must be made by or through direct participants, which will receive a credit for the securities on DTC’s records. The ownership interest of each actual purchaser of each security, or “beneficial owner,” is in turn to be recorded on the direct and indirect participants’ records. Beneficial owners will not receive written confirmation from DTC of their purchase. Beneficial owners are, however, expected to receive written confirmations providing details of the transaction, as well as periodic statements of their holdings, from the direct or indirect participant through which the beneficial owner entered into the transaction. Transfers of ownership interests in the global securities are to be accomplished by entries made on the books of direct and indirect participants acting on behalf of beneficial owners. Beneficial owners will not receive certificates representing their ownership interests in the global securities, except in the event that use of the book-entry system for the global securities is discontinued.

To facilitate subsequent transfers, all securities deposited by direct participants with DTC are registered in the name of Cede & Co. or such other name as may be requested by an authorized representative of DTC. The deposit of securities with DTC and their registration in the name of Cede & Co. or such other nominee do not effect any change in beneficial ownership. DTC has no knowledge of the actual beneficial owners of the securities.  DTC’s records reflect only the identity of the direct participants to whose accounts such securities are credited, which may or may not be the beneficial owners. The direct and indirect participants remain responsible for keeping account of their holdings on behalf of their customers.

Conveyance of notices and other communications by DTC to direct participants, by direct participants to indirect participants and by direct participants and indirect participants to beneficial owners will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time.

If a particular series of securities is redeemable at our option or at the option of the holder, redemption notices will be sent to DTC. If less than all of the securities of a series are being redeemed, DTC’s practice is to determine by lot the amount of the interest of each direct participant in such series to be redeemed.  Redemption proceeds and distributions on global securities will be made to Cede & Co. or such other nominee as may be requested by an authorized representative of DTC.  Upon DTC’s receipt of funds and corresponding detail information from us, any trustee or any paying agent, DTC’s practice is to credit direct participants’ accounts in accordance with the holdings information shown on DTC’s records on the payment date. Payments by participants to beneficial owners of securities will be governed by standing instructions and customary practices, as is the case with securities held for the accounts of customers in bearer form or registered in “street name.”  Payments will be the responsibility of such participant and not of DTC nor its nominee, any trustee, any paying agent or us, subject to any statutory or regulatory requirements. Payment of redemption proceeds and distributions to Cede & Co. or such other nominee as may be requested by an authorized representative of DTC is the responsibility of us, the applicable trustee or the applicable paying agent, disbursement of such payments to direct participants will be the responsibility of DTC, and disbursement of such payments to the beneficial owners will be the responsibility of direct and indirect participants.

Neither DTC nor Cede & Co. or any other DTC nominee will consent or vote with respect to global securities unless authorized by a direct participant in accordance with DTC’s procedures. Under its usual procedures, DTC mails an omnibus proxy to us as soon as possible after the record date. The omnibus proxy assigns Cede & Co.’s consenting or voting rights to those direct participants to whose accounts the securities are credited on the record date as identified in a listing attached to the omnibus proxy.

Global securities will be exchangeable for corresponding certificated securities registered in the name of persons other than DTC or its nominee if (1) DTC (a) notifies us that it is unwilling or unable to continue as depository for any of the global securities or (b) at any time ceases to be a clearing agency registered under the Exchange Act, (2) an event of default occurs and is continuing with respect to the applicable series of securities or (3) we execute and deliver to the applicable trustee an order that the global securities will be so exchangeable

The information in this section concerning DTC and DTC’s book-entry system has been obtained from DTC, and we and any underwriters, dealers or agents are not responsible for the accuracy of the information or for the performance by DTC of its obligations under the rules and procedures governing its operations or otherwise.

Any underwriters, dealers or agents of any securities may be direct participants of DTC.

CERTAIN U.S. FEDERAL INCOME TAX CONSIDERATIONS

The following discussion is a summary of the material U.S. federal income tax consequences relevant to the purchase, beneficial ownership and disposition of the first mortgage bonds and debt securities (referred to collectively in this section as “debt securities”) offered by this prospectus. This summary is based on the U.S. Internal Revenue Code of 1986, as amended (the “Code”), Treasury regulations promulgated thereunder (“Treasury Regulations”), administrative pronouncements of the U.S. Internal Revenue Service (“IRS”) and judicial decisions, all as currently in effect and all of which are subject to change and to different interpretations. Changes to any of the foregoing authorities could apply on a retroactive basis, and could affect the U.S. federal income tax consequences described below. We will not seek a ruling from the IRS with respect to the matters discussed in this section, and we cannot assure you that the IRS will not challenge one or more of the tax consequences described below.

This summary does not address all of the U.S. federal income tax considerations that may be relevant to a particular investor’s circumstances, and does not discuss any aspect of U.S. federal tax law other than income taxation or any state, local or non-U.S. tax consequences of the purchase, beneficial ownership and disposition of the debt securities. This summary addresses only debt securities purchased at initial issuance at the original issue price and held as capital assets and does not address U.S. federal income tax considerations applicable to investors that may be subject to special tax rules, such as:

•	securities dealers or brokers, or traders in securities electing mark-to-market treatment;

•	banks, thrifts, or other financial institutions;

•	insurance companies;

•	regulated investment companies or real estate investment trusts;

•	tax-exempt organizations;

•	retirement plans;

•
persons holding our debt securities or shares, as applicable, as part of a “straddle,” “hedge,” “synthetic security” or “conversion transaction” for U.S. federal income tax purposes, or as part of some other integrated investment;

•	partnerships or other pass-through entities;

•	persons required to pay the alternative minimum tax;

•	certain former citizens or residents of the United States;

•
U.S. persons who invest in foreign corporations that are classified as “passive foreign investment companies” or “controlled foreign corporations” for U.S. federal income tax purposes that purchase the debt securities; or

•	“U.S. Holders” (as defined below) whose functional currency is not the U.S. dollar.

In addition, with respect to a particular offering of debt securities, the discussion below must be read with the discussion of material U.S. federal income tax consequences that may appear in the applicable prospectus supplement for that offering. When we use the term “holder” in this section, we are referring to a beneficial owner of the debt securities.

As used herein, a “U.S. Holder” is a beneficial owner of debt securities that, for U.S. federal income tax purposes is, (i) an individual citizen or resident of the United States, (ii) a corporation (or any other entity treated as a corporation for U.S. federal income tax purposes) created or organized in or under the laws of the United States, any state thereof or the District of Columbia, (iii) an estate whose income is subject to U.S. federal income tax regardless of its source, or (iv) a trust if (A) a United States court has the authority to exercise primary supervision over the administration of the trust and one or more U.S. persons (as defined in the Code) are authorized to control all substantial decisions of the trust or (B) it has a valid election in place to be treated as a U.S. person. An individual may, subject to certain exceptions, be deemed to be a resident of the United States by reason of being present in the United States for at least 31 days in the calendar year and for an aggregate of at least 183 days during a three-year period ending in the current calendar year (counting for such purposes all of the days present in the current year, one-third of the days present in the immediately preceding year and one-sixth of the days present in the second preceding year).

A “Non-U.S. Holder” is any beneficial owner of a debt security that, for U.S. federal income tax purposes, is not a U.S. Holder or a partnership.

If a partnership (or other entity treated as a partnership for U.S. federal income tax purposes) holds debt securities, the U.S. federal income tax treatment of a partner will generally depend on the status of the partner and the activities of the partnership. A partnership holding debt securities, and partners in such a partnership, should consult their own tax advisors with regard to the U.S. federal income tax consequences of the purchase, ownership and disposition of the debt securities by the partnership.

THE DISCUSSION OF THE MATERIAL U.S. FEDERAL INCOME TAX CONSEQUENCES OF THE PURCHASE, OWNERSHIP AND DISPOSITION OF THE DEBT SECURITIES IS NOT INTENDED TO BE, NOR SHOULD IT BE CONSTRUED TO BE, LEGAL OR TAX ADVICE TO ANY PARTICULAR PERSON. ACCORDINGLY, ALL PROSPECTIVE INVESTORS ARE URGED TO CONSULT THEIR TAX ADVISORS WITH RESPECT TO THE U.S. FEDERAL, STATE AND LOCAL AND NON-U.S. TAX CONSEQUENCES RELATING TO THE PURCHASE, OWNERSHIP AND DISPOSITION OF THE DEBT SECURITIES BASED ON THEIR PARTICULAR CIRCUMSTANCES.

U.S. Federal Income Taxation of U.S. Holders

Payments of Interest.  Except as set forth below, interest on debt securities generally will be taxable to a U.S. Holder as ordinary income from domestic sources at the time that such interest is paid or accrued, in accordance with the U.S. Holder’s regular method of accounting for U.S. federal income tax purposes.

Original Issue Discount.  Special tax rules apply to debt securities issued with “original issue discount” (“OID”) for U.S. federal income tax purposes (“OID debt securities”). In general, debt securities with a maturity of greater than one year will be treated as issued with OID if the “issue price” of the debt securities is less than their “stated redemption price at maturity” unless the amount of such difference is de minimis (less than 0.25% of the stated redemption price at maturity multiplied by the number of complete years to maturity). Regardless of the regular method of accounting used by a U.S. Holder for U.S. federal income tax purposes, OID generally must be accrued into gross income on a constant-yield basis, in advance of the receipt of the cash attributable to such OID.

The “issue price” of debt securities will be the initial offering price to the public at which a substantial amount of the debt securities is sold for cash (ignoring sales to bond houses, brokers or similar persons or organizations acting in the capacity of underwriters, placement agents or wholesalers). The “stated redemption price at maturity” of debt securities is the sum of all payments to be made on the debt securities other than “qualified stated interest” payments.  A “qualified stated interest” payment is stated interest that is unconditionally payable at least annually at a single fixed rate (appropriately taking into account the length of the interval between payments).

For OID debt securities having a term of more than one year, the amount of OID includible in gross income by a U.S. Holder of the OID debt securities is the sum of the “daily portions” of OID with respect to the OID debt securities for each day during the taxable year in which such U.S. Holder held the OID debt securities. The daily portion is determined by allocating to each day in any “accrual period” a pro rata portion of the OID allocable to such accrual period.

The amount of OID allocable to any accrual period is generally equal to the excess (if any) of (i) the product of the “adjusted issue price” of the OID debt securities at the beginning of such accrual period and the yield to maturity of the OID debt securities, as determined on the basis of compounding at the close of each accrual period and properly adjusted for the length of the accrual period, over (ii) the sum of any qualified stated interest payments allocable to the accrual period. For this purpose, accrual periods may be of any length and may vary in length over the term of the OID debt securities, provided that each accrual period is no longer than one year and each scheduled payment of principal or interest occurs at the beginning or the end of an accrual period.

The adjusted issue price of OID debt securities at the start of any accrual period is equal to the issue price, increased by the accrued OID for each prior accrual period, and reduced by any prior payments with respect to the OID debt securities that were not qualified stated interest payments.  The following rules apply to determine the amount of OID allocable to an accrual period:

•
if an interval between payments of qualified stated interest contains more than one accrual period, the amount of qualified stated interest payable at the end of the interval is allocated on a pro rata basis to each accrual period in the interval, and the adjusted issue price at the beginning of each accrual period in the interval must be increased by the amount of any qualified stated interest that has accrued prior to the beginning of the first day of the accrual period but is not payable until the end of the interval;

•
if the accrual period is the final accrual period, the amount of OID allocable to the final accrual period is the difference between the amount payable at maturity (other than a payment of qualified stated interest) and the adjusted issue price of the debt security at the beginning of the final accrual period; and

•
if all accrual periods are of equal length, except for an initial shorter accrual period or an initial and a final shorter accrual period, the amount of OID allocable to the initial accrual period may be computed under any reasonable method.

Under the constant-yield method for accruing OID, a U.S. Holder generally will have to include in gross income increasingly greater amounts of OID in successive accrual periods.

Debt securities may contain provisions allowing the debt securities to be redeemed prior to their stated maturity date at our option or at the option of holders. For purposes of determining yield and maturity, debt securities that may be redeemed prior to their stated maturity date at the option of the issuer generally will be treated from the time of issuance as having a maturity date for U.S. federal income tax purposes on such redemption date if such redemption would result in a lower yield to maturity. Conversely, debt securities that may be redeemed prior to their stated maturity date at the option of the holder generally will be treated from the time of issuance as having a maturity date for U.S. federal income tax purposes on such redemption date if such redemption would result in a higher yield to maturity. If the exercise of such an option does not occur, contrary to the assumptions made as of the issue date, then solely for purposes of the accrual of OID, the debt securities will be treated as reissued on the date of the change in circumstances for an amount equal to their adjusted issue price.

In certain circumstances, if debt securities may be redeemed for an amount in excess of their stated redemption price at maturity, such additional payments may implicate the provisions of the Treasury Regulations relating to “contingent payment debt instruments.” One or more contingencies will not cause the debt securities to be treated as a contingent payment debt instruments if, as of the issue date, each such contingency is considered remote or incidental or another exception applies.  We expect that the potential for additional payments on the debt securities will not cause the debt securities to be treated as contingent payment debt instruments under the applicable Treasury Regulations.  Our determination is binding on a holder unless such holder discloses its contrary position in the manner required by the applicable Treasury Regulations.  However, the IRS may take a different position, which could require a holder to accrue income on its debt securities in excess of stated interest, and to treat any income realized on the taxable disposition of a debt security as ordinary income rather than capital gain.  The remainder of this discussion assumes that the debt securities will not be treated as contingent payment debt instruments. Investors should consult their own tax advisors regarding the possible application of the contingent payment debt instrument rules to the debt securities.

Variable Rate Debt Securities.  Treasury Regulations prescribe special rules for “variable rate debt instruments” that provide for the payment of interest based on certain floating or objective rates. In general, debt securities will qualify as variable rate debt instruments (“variable rate debt instruments”) if (i) the issue price of the debt securities does not exceed the total non-contingent principal payments due in respect of the debt securities by more than an amount equal to the lesser of (A) 0.015 multiplied by the product of the total non-contingent principal payments and the number of complete years to maturity from the issue date or (B) 15% of the total non-contingent principal payments, and (ii) the debt securities provide for stated interest, paid or compounded at least annually, at “current values” of (A) one or more “qualified floating rates,” (B) a single fixed rate and one or more qualified floating rates, (C) a single “objective rate,” or (D) a single fixed rate and a single objective rate that is a “qualified inverse floating rate.” A current value of a rate is the value of the rate on any date that is no earlier than three months prior to the first day on which that value is in effect and no later than one year following that first day.

A “qualified floating rate” is any variable rate variations in the value of which rate can reasonably be expected to measure contemporaneous variations in the cost of newly borrowed funds in the currency in which the variable rate debt securities are denominated. Although a multiple of a qualified floating rate generally will not itself constitute a qualified floating rate, a variable rate equal to the product of a qualified floating rate and a fixed multiple that is greater than 0.65 but not more than 1.35 can constitute a qualified floating rate. A variable rate equal to the product of a qualified floating rate and a fixed multiple that is greater than 0.65 but not more than 1.35, increased or decreased by a fixed rate, will also constitute a qualified floating rate. In addition, two or more qualified floating rates that can reasonably be expected to have approximately the same values throughout the term of the variable rate debt securities (e.g., two or more qualified floating rates with values within 25 basis points of each other as determined on the issue date) will be treated as a single qualified floating rate. Notwithstanding the foregoing, a variable rate that would otherwise constitute a qualified floating rate but that is subject to one or more restrictions such as a maximum stated interest rate (i.e., a cap), a minimum stated interest rate (i.e., a floor) or a restriction on the amount of increase or decrease in the stated interest (i.e., a governor) may, under certain circumstances, fail to be treated as a qualified floating rate unless such restrictions are fixed throughout the term of the variable rate debt securities or are reasonably expected not to have a significant effect on the yield of the variable rate debt securities.

An “objective rate” is a rate that is not itself a qualified floating rate but that is determined using a single fixed formula and that is based on objective financial or economic information. A rate will not qualify as an objective rate if it is based on information that is within the control of the issuer (or a related party) or that is unique to the circumstances of the issuer (or a related party), such as dividends, profits, or the value of the issuer’s stock (although a rate does not fail to be an objective rate merely because it is based on the credit quality of the issuer). An objective rate is a “qualified inverse floating rate” if the rate is equal to a fixed rate minus a qualified floating rate, as long as variations in the rate can reasonably be expected to inversely reflect contemporaneous variations in the qualified floating rate. The Treasury Regulations also provide that if debt securities provide for stated interest at a fixed rate for an initial period of one year or less followed by a variable rate that is either a qualified floating rate or an objective rate and if the variable rate on the issue date is intended to approximate the fixed rate (e.g., the value of the variable rate on the issue date does not differ from the value of the fixed rate by more than 25 basis points), then the fixed rate and the variable rate together will constitute either a single qualified floating rate or objective rate, as the case may be.

If variable rate debt securities provide for stated interest at either a single qualified floating rate or a single objective rate throughout their term, and such interest is unconditionally payable in cash or property (other than debt instruments of the issuer) at least annually, then all stated interest on such variable rate debt securities will constitute qualified stated interest that is included in gross income by U.S. Holders as received or accrued in accordance with their regular methods of accounting for U.S. federal income tax purposes. Thus, such variable rate debt securities generally will not be treated as having been issued with OID unless the variable rate securities are sold at a discount from their stated principal amount, subject to a de minimis exception. In general, the amount of qualified stated interest and OID, if any, that accrues during an accrual period on such variable rate debt securities is determined under the rules described above by assuming that the variable rate is a fixed rate equal to (i) in the case of a qualified floating rate or qualified inverse floating rate, the value as of the issue date of the qualified floating rate or qualified inverse floating rate, or (ii) in the case of an objective rate (other than a qualified inverse floating rate), a fixed rate that reflects the yield that is reasonably expected for the variable rate debt securities. The qualified stated interest allocable to an accrual period is increased (or decreased) if the interest actually paid during an accrual period exceeds (or is less than) the interest that was accrued under the foregoing approach.

For other variable rate debt securities, the timing and amount of OID and qualified stated interest will be determined by converting the variable rate debt securities into “equivalent fixed rate debt instruments.” The conversion of the variable rate debt securities into equivalent fixed rate debt instruments generally involves substituting for any qualified floating rate or qualified inverse floating rate a fixed rate equal to the value of the qualified floating rate or qualified inverse floating rate, as the case may be, as of the issue date, or substituting for any objective rate (other than a qualified inverse floating rate) a fixed rate that reflects the yield that is reasonably expected for the variable rate debt securities. In the case of variable rate debt securities that provide for stated interest at a fixed rate in addition to either one or more qualified floating rates or a qualified inverse floating rate, the fixed rate is initially converted into a qualified floating rate (or a qualified inverse floating rate, if the variable rate debt securities provide for a qualified inverse floating rate). Under such circumstances, the qualified floating rate or qualified inverse floating rate that replaces the fixed rate must be such that the fair market value of the variable rate debt securities as of their issue date is approximately the same as the fair market value of an otherwise identical debt instrument that provides for either the qualified floating rate or qualified inverse floating rate rather than the fixed rate. Subsequent to converting the fixed rate into either a qualified floating rate or a qualified inverse rate, the variable rate debt securities are then converted into equivalent fixed rate debt instruments in the manner described above.

Once the variable rate debt securities are converted into equivalent fixed rate debt instruments pursuant to the foregoing rules, the timing and amount of OID and qualified stated interest, if any, are generally determined for the equivalent fixed rate debt instruments by applying the general OID rules to the equivalent fixed rate debt instruments. A U.S. Holder of such variable rate debt securities will account for OID and qualified stated interest as if the U.S. Holder held the equivalent fixed rate debt instruments. For each accrual period, appropriate adjustments will be made to the amount of qualified stated interest or OID assumed to have been accrued or paid with respect to the equivalent fixed rate debt instruments in the event that such amounts differ from the actual amount of interest accrued or paid on the variable rate debt securities during the accrual period.

Sale, Retirement or Other Taxable Disposition of Debt Securities.  Upon the sale, retirement or other taxable disposition of debt securities, a U.S. Holder generally will recognize U.S.-source gain or loss equal to the difference between the amount realized upon the sale, retirement or other taxable disposition (other than amounts representing accrued and unpaid qualified stated interest, which will be taxable as ordinary interest income to the extent not previously included in gross income) and the U.S. Holder’s adjusted tax basis in the debt securities. In general, the U.S. Holder’s adjusted tax basis in the debt securities will equal the U.S. Holder’s cost for the debt securities, increased by all accrued OID or market discount previously included in gross income and reduced by any amortized premium and any cash payments previously received in respect of the debt securities other than qualified stated interest payments. Such gain or loss generally will be capital gain or loss and will be long-term capital gain or loss if at the time of sale, retirement or other taxable disposition the debt securities have been held for more than one year. Under current U.S. federal income tax law, certain non-corporate U.S. Holders, including individuals, are eligible for preferential rates of U.S. federal income taxation in respect of long-term capital gains. The deductibility of capital losses is subject to limitations.

Medicare Tax.  For taxable years beginning after December 31, 2012, a U.S. person that is an individual or estate, or a trust that does not fall into a special class of trusts that is exempt from such tax, will be subject to a 3.8% tax on the lesser of (1) the U.S. person’s “net investment income” (in the case of individuals) or “undistributed net investment income” (in the case of estates and trusts) for the relevant taxable year and (2) the excess of the U.S. person’s “modified adjusted gross income” (in the case of individuals) or “adjusted gross income” (in the case of estates and trusts) for the taxable year over a certain threshold (which in the case of individuals will be between $125,000 and $250,000, depending on the individual’s circumstances). A holder’s net investment income will generally include its interest income (including OID, if any) from the debt securities and net gain from the disposition of the debt securities, unless such interest income and net gain is derived in the ordinary course of the conduct of a trade or business (other than a trade or business that consists of certain passive or trading activities). Net investment income may, however, be reduced by properly allocable deductions to such income. U.S. persons that are individuals, estates or trusts are urged to consult their tax advisors regarding the applicability of the Medicare tax to their income and gains from the debt securities.

U.S. Federal Income Taxation of Non-U.S. Holders

Subject to the discussion below concerning backup withholding:

(a)
payments of principal and interest (including OID, if any) on the debt securities by us or our paying agent to any Non-U.S. Holder will be exempt from the 30% U.S. federal withholding tax and federal income tax, provided that:

•	the Non-U.S. Holder does not own, actually or constructively, 10% or more of the total combined voting power of all classes of our stock entitled to vote;

•	the Non-U.S. Holder is not a controlled foreign corporation related, directly or indirectly, to us through stock ownership or a bank receiving interest described in Section 881(c)(3)(A) of the Code;

•	the interest is not considered contingent interest under Section 871(h)(4)(A) of the Code and the Treasury Regulations thereunder;

•
the interest is not effectively connected with the conduct by the Non-U.S. Holder of a trade or business within the United States (or, if a tax treaty applies, is not attributable to a permanent establishment maintained by the Non-U.S. Holder in the United States); and

•	the certification requirement has been fulfilled with respect to the beneficial owner, as discussed below; and

(b)	a Non-U.S. Holder generally will not be subject to U.S. federal income tax on gain realized on the sale, retirement or other taxable disposition of the debt securities, unless:

•	the Non-U.S. Holder is an individual who is present in the U.S. for 183 days or more in the taxable year of the disposition and certain other conditions are met; or

•
the gain is effectively connected with the Non-U.S. Holder’s conduct of a trade or business in the United States (and, if required by an applicable tax treaty, is attributable to a permanent establishment maintained by the Non-U.S. Holder in the United States).

The certification requirement referred to in subparagraph (a) above will be fulfilled if (i) the beneficial owner of the debt securities certifies on IRS Form W-8BEN or other successor form, under penalties of perjury, that such beneficial owner is not a U.S. person and provides its name and address, and (ii) the beneficial owner files IRS Form W-8BEN or other successor form with the paying agent, or in the case of debt securities held on behalf of the beneficial owner by a securities clearing organization, bank, or other financial institution holding customers’ securities in the ordinary course of it trade or business, such financial institution files with the paying agent a statement that it has received the IRS Form W-8EBN or other successor form from the beneficial owner and furnishes the paying agent with a copy. Prospective investors should consult their tax advisors regarding possible additional reporting requirements.

If a Non-U.S. Holder of debt securities is engaged in the conduct of a trade or business in the United States, and interest (including OID) on the debt securities, or gain realized on its sale, retirement or other taxable disposition of the debt securities is effectively connected with the conduct of such trade or business (and, if required by an applicable tax treaty, is attributable to a permanent establishment maintained by the Non-U.S. Holder in the United States), the Non-U.S. Holder, although exempt from the withholding tax discussed in the preceding paragraphs, will be subject to regular U.S. federal income tax on its effectively connected income, generally in the same manner as a U.S. Holder. See “Certain U.S. Federal Income Tax Considerations—U.S. Federal Income Taxation of U.S. Holders” above. In addition, a Non-U.S. Holder that is a corporation for U.S. federal income tax purposes may be subject to a 30% branch profits tax (unless reduced or eliminated by an applicable tax treaty) on its effectively connected earnings and profits, subject to certain adjustments. In lieu of the certificates described in the preceding paragraph, such a Non-U.S. Holder will be required to provide to the paying agent a properly executed IRS Form W-8ECI or other successor form to claim an exemption from withholding.

Backup Withholding and Information Reporting

U.S. Holders.  In general, a U.S. Holder (other than an exempt recipient) will be subject to information reporting requirements with respect to payments of principal, premium, and interest (including OID) in respect of, and the proceeds from a sale, redemption or other disposition before maturity of the debt securities. In addition, a U.S. Holder may be subject to backup withholding on such payments if the U.S. Holder (i) fails to provide an accurate taxpayer identification number to the payor; (ii) has been notified by the IRS of a failure to report all interest or dividends required to be shown on its U.S. federal income tax returns; or (iii) in certain circumstances, fails to comply with applicable certification requirements.

Any amounts withheld under the backup withholding rules will be allowed as a refund or a credit against a U.S. Holder’s U.S. federal income tax liability, provided the required information is furnished to the IRS on a timely basis. U.S. Holders should consult their tax advisors regarding the application of information reporting and backup withholding rules in their particular situations, the availability of an exemption therefrom, and the procedure for obtaining such an exemption, if applicable.

Non-U.S. Holders.  In general, we or our paying agent must report to the IRS and to a Non-U.S. Holder the amount of interest (including OID) on the debt securities paid to the Non-U.S. Holder and the amount of U.S. federal withholding tax, if any, deducted from those payments. Copies of the information returns reporting such interest payments and any associated U.S. federal withholding tax also may be made available to the tax authorities in the country in which the Non-U.S. Holder resides under the provisions of an applicable tax treaty. A Non-U.S. Holder generally will not be subject to backup withholding with respect to payments that we make on the debt securities provided that we or our paying agent does not have actual knowledge or reason to know that the Non-U.S. Holder is a U.S. person, and we or our paying agent has received from the Non-U.S. Holder an appropriate certification of non-U.S. status (i.e., IRS Form W-8BEN, W-8ECI or other applicable IRS Form W-8). Information reporting and, depending on the circumstances, backup withholding will apply to the payment of the proceeds of a sale of debt securities that is effected within the United States or effected outside the United States through certain U.S.-related financial intermediaries, unless the Non-U.S. Holder certifies under penalty of perjury as to its non-U.S. status, and the payor does not have actual knowledge or reason to know that the beneficial owner is a U.S. person, or the Non-U.S. Holder otherwise establishes an exemption.

Any amounts withheld under the backup withholding rules will be allowed as a refund or a credit against a Non-U.S. Holder’s U.S. federal income tax liability provided the required information is furnished to the IRS on a timely basis. Non-U.S. Holders of debt securities should consult their tax advisors regarding the application of information reporting and backup withholding in their particular situations, the availability of an exemption therefrom, and the procedure for obtaining an exemption, if applicable.

Legislation Affecting Taxation of Debt Securities Held by or through Foreign Entities.  Legislation was enacted in 2010 that will, effective for payments made after December 31, 2012, impose a 30% U.S. withholding tax on “withholdable payments” made to a foreign financial institution, unless such institution enters into an agreement with the U.S. Treasury Department to collect and provide to the Treasury Department substantial information regarding U.S. financial account holders, including certain account holders that are foreign entities with U.S. owners, with such institution. The legislation also generally imposes a withholding tax of 30% on such payments to a non-financial foreign entity unless such entity provides the withholding agent with a certification that it does not have any substantial U.S. owners or a certification identifying the direct and indirect substantial U.S. owners of the entity. Under certain circumstances, a holder may be eligible for refunds or credits of such taxes. “Withholdable payments” include payments of interest (including OID) from sources within the U.S., as well as gross proceeds from the sale of any property of a type which can produce interest from sources within the U.S. These withholding and reporting requirements will generally apply to payments made after December 31, 2012. Nevertheless, certain account information with respect to U.S. Holders who hold debt securities outstanding as of such date through certain foreign financial institutions may be reportable to the IRS.  However, the withholding tax generally will not be imposed on payments pursuant to debt securities outstanding as of March 18, 2012. You are urged to consult with your own tax advisors regarding the possible implications of this recently enacted legislation on your investment in the debt securities.

PLAN OF DISTRIBUTION

We may sell the securities offered under this prospectus through underwriters or dealers, through agents or directly to one or more purchasers. The terms under which the securities are offered and the method of distribution will be set forth in the applicable prospectus supplement.

Underwriters, dealers and agents that participate in the distribution of the securities offered under this prospectus may be underwriters as defined in the Securities Act of 1933, as amended, the “Securities Act,” and any discounts or commissions received by them from us and any profit on the resale of the offered securities by them may be treated as underwriting discounts and commissions under the Securities Act.  Any underwriters or agents will be identified and their compensation, including any underwriting discount or commission, will be described in the applicable prospectus supplement.  The applicable prospectus supplement will also describe other terms of the offering, including the initial public offering price and any discounts or concessions allowed or reallowed to dealers.

The distribution of the securities described in this prospectus may be effected from time to time in one or more transactions at a fixed price or prices, which may be changed, at market prices prevailing at the time of sale, at prices related to the prevailing market prices or at negotiated prices.

We may determine the price or other terms of the securities offered under this prospectus by use of an electronic auction.  We will describe in the applicable prospectus supplement how any auction will be conducted to determine the price or any other terms of the securities, how potential investors may participate in the auction and, where applicable, the nature of the underwriters’ obligations with respect to the auction.

Each series of securities will be a new issue of securities and will have no established trading market. Any underwriters to whom securities are sold for public offering and sale may make a market in such securities, but such underwriters will not be obligated to do so and may discontinue any market making at any time without notice. The securities may or may not be listed on a national securities exchange.

Under agreements into which we may enter in connection with the sale of the securities, underwriters, dealers and agents who participate in the distribution of the securities may be entitled to indemnification by us against specified liabilities, including liabilities under the Securities Act.

LEGAL OPINIONS

Unless otherwise indicated in the applicable prospectus supplement, legal opinions relating to the securities offered by this prospectus will be rendered by Brownstein Hyatt Farber Schreck, LLP, Albuquerque, New Mexico, Graves, Dougherty, Hearon & Moody, P.C., Austin, Texas, and Faegre & Benson LLP, Minneapolis, Minnesota, counsel for our company. Unless otherwise indicated in the prospectus supplement relating to a particular series of securities, certain legal matters relating to the debt securities will be passed upon by Dewey & LeBoeuf LLP, New York, New York, for any underwriters, dealers or agents named in a prospectus supplement.

EXPERTS

The financial statements, and the related financial statement schedule, incorporated in this prospectus by reference from Southwestern Public Service Company’s Annual Report on Form 10-K have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their report, which is incorporated herein by reference. Such financial statements and financial statement schedule have been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

PART II:

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.  Other Expenses of Issuance and Distribution.*

Set forth below is an estimate of the approximate amount of our fees and expenses (other than underwriting discounts and commissions) in connection with the issuance of the securities:

Registration fee under the Securities Act of 1933	$23,220
Blue Sky fees	7,500
Accountant’s fees and expenses	50,000
Company counsel’s fees and expenses	85,000
Trustee’s fees and expenses	29,500
Rating agencies’ fees and expenses	212,500
Printing and engraving costs	30,000
Miscellaneous(1)	1,812,280
Total fees and expenses	$2,250,000
__________________________
*	All items are estimated except the first

(1)	Includes mortgage indenture expenses and title cost expenses.

Item 15.  Indemnification of Director and Officers.

Section 53-11-4.1 of the New Mexico Business Corporation Act empowers a corporation to indemnify any officer or director against judgments, penalties, fines, settlements, and reasonable expenses actually incurred by the person in connection with any threatened, pending, or completed action, suit or proceeding, whether civil, criminal, administrative, or investigative, if the person acted in good faith and in a manner reasonably believed to be in or not opposed to the best interests of the corporation, and with respect to a criminal proceeding, had no reasonable cause to believe the person’s conduct was unlawful. This section empowers a corporation to maintain insurance or furnish similar protection, including, but not limited to, providing a trust fund, a letter of credit, or self-insurance on behalf of any officer of director against any liability asserted against and incurred by the person in such capacity whether or not the corporation would have the power to indemnify the person against such liability under the provisions of this section. The Registrant currently has such insurance in effect.

The indemnification authorized by Section 53-11-4.1 is not exclusive of any other rights to which an officer or director may be entitled under the articles of incorporation, the bylaws, an agreement, a resolution of shareholders or directors or otherwise.

Article Seventh of our Amended and Restated Articles of Incorporation provides that a director shall not be personally liable to us or to the shareholders for monetary damages for a breach of fiduciary duty as a director unless the director has breached or failed to perform the duties of his or her office in accordance with the New Mexico Business Corporation Act, and the breach or failure to perform constitutes negligence, willful misconduct, or recklessness.

Article IV of our Bylaws requires us, to the fullest extent permitted by the New Mexico Business Corporation Act, to pay or reimburse expenses, liabilities, and losses incurred by an officer or director involved in any action, suit, or proceeding, whether civil, criminal, administrative or investigative by reason of the fact that such person is or was serving as an officer or director of Southwestern Public Service Company.

The Bylaws also require us to pay or reimburse all covered expenses to an officer or director promptly upon receipt of a written claim and, where the claimant seeks an advancement of expenses (including attorney’s fees) incurred or to be incurred by an officer or director in connection with a proceeding.

Item 16.  Exhibits.

Exhibit No.	Description
1.01	Form of Underwriting Agreement for First Mortgage Bonds.*
1.02	Form of Underwriting Agreement for Senior Unsecured Debt Securities.*
4.01	Amended and Restated Articles of Incorporation of Southwestern Public Service Company.
4.02	By-laws of Southwestern Public Service Company.
4.03	Form of Indenture for First Mortgage Bonds.
4.04	Indenture, dated as of February 1, 1999, between Southwestern Public Service Company and The Bank of New York Mellon Trust Company, N.A., as successor trustee.
4.05	Form of Supplemental Indenture establishing a series of First Mortgage Bonds under the Indenture referenced in Exhibit 4.03 above.
4.06	Form of Supplemental Indenture establishing a series of Senior Unsecured Debt Securities under the Indenture referenced in Exhibit 4.04 above.
4.07	Form of First Mortgage Bonds (included in the Form of Supplemental Indenture in Exhibit 4.05 above).
4.08	Form of Senior Unsecured Debt Securities (included in the Form of Supplemental Indenture in Exhibit 4.06 above).
5.01	Opinion of Brownstein Hyatt Farber Schreck, LLP, as to the legality of the securities.
5.02	Opinion of Graves, Dougherty, Hearon & Moody, P.C. as to the legality of the securities.
5.03	Opinion of Faegre & Benson, LLP as to the legality of the securities.
12	Statement Regarding Computation of Ratio of Earnings to Fixed Charges.
23.01	Consent of Brownstein Hyatt Farber Schreck, LLP (included in Exhibit 5.01).
23.02	Consent of Graves, Dougherty, Hearon & Moody, P.C. (included in Exhibit 5.02).
23.03	Consent of Faegre & Benson LLP (included in Exhibit 5.03).
23.04	Consent of Deloitte & Touche LLP.
24	Powers of Attorney.
25.01	Form T-1 Statement of Eligibility of the trustee under the Indenture relating to First Mortgage Bonds referenced in Exhibit 4.03 above.**
25.02
Form T-1 Statement of Eligibility of The Bank of New York Mellon Trust Company, N.A., as successor trustee under the Indenture relating to Senior Unsecured Debt Securities referenced in Exhibit 4.04 above.

__________________________
*	To be filed as an exhibit to a Current Report on Form 8-K and incorporated herein by reference or by a post-effective amendment to this Registration Statement.
**	To be filed on Form T-1 pursuant to Section 305(b)(2) of the Trust Indenture Act of 1939, as amended.

Item 17.  Undertakings.

(a)	The undersigned Registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)
To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective Registration Statement;

(iii)
To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) above do not apply if the information required to be included in a post-effective amendment by those clauses is contained in reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the Registration Statement.

(2)
That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)	That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i)
Each prospectus filed by the Registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the Registration Statement as of the date the filed prospectus was deemed part of and included in the Registration Statement; and

(ii)
Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a Registration Statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the Registration Statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the Registration Statement relating to the securities in the Registration Statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a Registration Statement or prospectus that is part of the Registration Statement or made in a document incorporated or deemed incorporated by reference into the Registration Statement or prospectus that is part of the Registration Statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the Registration Statement or prospectus that was part of the Registration Statement or made in any such document immediately prior to such effective date.

(5)	That, for the purpose of determining liability of the Registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities:

The undersigned Registrant undertakes that in a primary offering of securities of the undersigned Registrant pursuant to this Registration Statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned Registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of the undersigned Registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned Registrant or used or referred to by the undersigned Registrant;

(iii)
The portion of any other free writing prospectus relating to the offering containing material information about the undersigned Registrant or its securities provided by or on behalf of the undersigned Registrant; and

(iv)	Any other communication that is an offer in the offering made by the undersigned Registrant to the purchaser.

(b)      The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)       Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

(d)       The undersigned Registrant hereby undertakes to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act in accordance with the rules and regulations prescribed by the Commission under Section 305(b)(2) of the Act.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Minneapolis, State of Minnesota, on June 3, 2011.

SOUTHWESTERN PUBLIC SERVICE COMPANY

By:	/s/ David M. Sparby
David M. Sparby
Vice President, Chief Financial Officer and Director

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

*	President, Chief Executive Officer and Director	June 3, 2011
C. Riley Hill	(Principal Executive Officer)

/ s/ David M. Sparby	Vice President, Chief Financial Officer and Director	June 3, 2011
David M. Sparby	(Principal Financial Officer)

*	Vice President and Controller	June 3, 2011
Teresa S. Madden	(Principal Accounting Officer)

*	Chairman and Director	June 3, 2011
Richard C. Kelly

*	Vice President and Director	June 3, 2011
Benjamin G.S. Fowke III

*By:	/s/ David M. Sparby
David M. Sparby
(Attorney-in-Fact)
June 3, 2011

EXHIBIT INDEX

Exhibit No.	Description
1.01	Form of Underwriting Agreement for First Mortgage Bonds.*
1.02	Form of Underwriting Agreement for Senior Unsecured Debt Securities.*
4.01	Amended and Restated Articles of Incorporation of Southwestern Public Service Company.
4.02	By-laws of Southwestern Public Service Company.
4.03	Form of Indenture for First Mortgage Bonds.
4.04	Indenture, dated as of February 1, 1999, between Southwestern Public Service Company and The Bank of New York Mellon Trust Company, N.A., as successor trustee.
4.05	Form of Supplemental Indenture establishing a series of First Mortgage Bonds under the Indenture referenced in Exhibit 4.03 above.
4.06	Form of Supplemental Indenture establishing a series of Senior Unsecured Debt Securities under the Indenture referenced in Exhibit 4.04 above.
4.07	Form of First Mortgage Bonds (included in the Form of Supplemental Indenture in Exhibit 4.05 above).
4.08	Form of Senior Unsecured Debt Securities (included in the Form of Supplemental Indenture in Exhibit 4.06 above).
5.01	Opinion of Brownstein Hyatt Farber Schreck, LLP, as to the legality of the securities.
5.02	Opinion of Graves, Dougherty, Hearon & Moody, P.C. as to the legality of the securities.
5.03	Opinion of Faegre & Benson, LLP as to the legality of the securities.
12	Statement Regarding Computation of Ratio of Earnings to Fixed Charges.
23.01	Consent of Brownstein Hyatt Farber Schreck, LLP (included in Exhibit 5.01).
23.02	Consent of Graves, Dougherty, Hearon & Moody, P.C. (included in Exhibit 5.02).
23.03	Consent of Faegre & Benson LLP (included in Exhibit 5.03).
23.04	Consent of Deloitte & Touche LLP.
24	Powers of Attorney.
25.01	Form T-1 Statement of Eligibility of the trustee under the Indenture relating to First Mortgage Bonds referenced in Exhibit 4.03 above.**
25.02
Form T-1 Statement of Eligibility of The Bank of New York Mellon Trust Company, N.A., as successor trustee under the Indenture relating to Senior Unsecured Debt Securities referenced in Exhibit 4.04 above.

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*	To be filed as an exhibit to a Current Report on Form 8-K and incorporated by reference herein or by a post-effective amendment to this Registration Statement.

**	To be filed on Form T-1 pursuant to Section 305(b)(2) of the Trust Indenture Act of 1939, as amended.